Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LACC, LLC,
a Delaware limited liability company

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

TABLE OF CONTENTS
OF THE

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
LACC, LLC
a Delaware limited liability company

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

i

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

TABLE OF APPENDICES AND EXHIBITS

APPENDIX A:	Glossary of Terms
APPENDIX B:	Schedule of Members
APPENDIX C:	Regulatory Allocations
APPENDIX D:	Guiding Principles

EXHIBIT A:	Form of Closing Certificate

TABLE OF DEFINED TERMS

Page

Act	A-1
Additional Capital Contributions	3
Adjusted Capital Account	A-1
Affiliate	A-1
Affiliate Indemnitors	29
Agreed Value	A-1
Agreement	A-2
Applicable Contribution Amount	A-2
Applicable Denominator	6
Appraiser	44
Attending Board Members	14
Axiall	1
Axiall Board Members	11
Axiall Parent	A-2
Axiall Reserved Matters	21
Board Member	11
Board of Members	10
Breaching Member	32
Breaching Party	55
Business	1
Business Day	A-2
Business Dispute	30
Business Dispute Notice	31
Business Plan	25
Buyer	43
Call Option Agreement	A-2
Call Right Closing	44
Call Termination Date	A-2
Capital Account	A-3
Capital Contribution	A-3
Certificate of Formation	1, A-3
Change of Control	A-3
Code	A-4

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Combined Marginal Rate	A-4
Commitment Deadline	34
Company	1, A-4
Confidential Information	53
Construction Period	A-4
Contributing Member	4
Contribution Agreements	A-4
Control	A-4
Conversion Contribution	5
Covered Person	27
Default Amount	5
Default Loan	5
Default Rate	5
default rule	60
Defaulting Member	38
Depreciation	A-4
Deputy Project Leader	25
Derivatives Plant	A-4
Derivatives Plant Lease Agreement	A-4
Development Capital Commitment	3
Development Capital Contributions	3
Dilutive Contribution	6
Dispute Notice	58
EDC	37
Emergency	22
Emergency Capital Contribution	4
Escalation to Executive Notice	58
Escalation to Mediation Date	58
Ethylene Off-Take Agreements	A-4
Event of Bankruptcy	A-5
EVP	24
Exercise Notice	43
Facility	1
Facility Lease Agreement	A-5
Fair Market Value	44
Federal Act	40
Finally Determined Amount	44
Fiscal Year	A-5
Fundamental Deadlock	32
Fundamental Default	38
Fundamental Matters	32
GAAP	A-5
Governmental Body	A-5
HSE Requirements	A-5
Indemnified Losses	28
Independent Board Members	26

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v

Independent Expert	31
Initial Business Plan	25
Initial Capital Contributions	3
Initiating Member	35
Interest	A-5
Law	A-5
LIBOR	A-6
Lien	A-6
Liquidator	48
Lotte	1
Lotte Board Members	11
Lotte Parent	A-6
Majority In Interest	A-6
MEG	37
Member Executive	31
Members	A-6
Mission Statement	11
Net Cash	A-6
Non-Attending Board Members	14
Non-Breaching Party	55
Non-Contributing Member	4
OC	15
Offer Notice	41
Offered Interests	41
Office of the President	24
Officers	25
Operating Capital Contributions	3
Option Period	43
Partially Adjusted Capital Account	A-6
Percentage Interest	A-7
Permitted Real Property Liens	A-7
Permitted Transferee	39
Person	A-7
President	23
Prior Agreement	1
Profits and Losses	A-7
Prohibited Transferee	A-8
Project Leader	25
Proposed Price	46
PSC	15
Purchase Price	44
Real Property	A-8
Real Property Appraiser	46
Real Property Interests	46
Real Property Purchase Price	47
Regulatory Allocations	A-8

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Reimbursement Agreement	57
Related Party	A-8
Related Party Dispute	26
Related Project Agreements	A-8
Release	A-9
Representatives	A-9
Rescheduled Meeting	13
Reserved Provisions	A-9
Responding Member	35
Revaluation	35
Revaluation Amount	37
Revaluation Appraiser Amount	37
Revaluation Dispute Notice	35
Revaluation Notice	35
ROFR Exercise Period	42
ROFR Offeree	41
SCE Dilutive Contribution	37
SCE Notice	33
Second Notice	13
Seller	43
Selling Member	41
Significant Capacity Expansion	33
State Acts	40
Subsidiary	A-9
Substantial Completion	A-9
Target Capital Account	A-9
Tax Distributions	A-10
Tax Matters Member	51
Taxing Authority	A-10
Transfer	A-10
Treasury Regulations	A-10
Unwinding Event	39
Value Dispute Notice	43
VP of Finance	24

*              *              *

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AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT
OF LACC, LLC
a Delaware limited liability company

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of LACC, LLC, a limited liability company formed under the laws of the State of Delaware (the “Company”), is made and entered into as of June 17, 2015, by and between the Company, Eagle US 2 LLC, a Delaware limited liability company (“Axiall”), Lotte Chemical USA Corporation, a Delaware corporation (“Lotte”), and any other Person who shall hereafter become a party to this Agreement, including a Person who hereafter becomes a Member of the Company in accordance with the terms hereof.  Unless otherwise indicated, capitalized words and phrases in this Agreement shall have the meanings set forth in Appendix A, Glossary of Terms.

BACKGROUND

Axiall and Lotte entered into the initial Limited Liability Company Agreement of the Company on December 3, 2014 (the “Prior Agreement”), and desire for this Agreement to amend, restate and supersede the Prior Agreement.

Axiall and Lotte are entering into this Agreement to (i) establish the rights and obligations of the Members and the terms and conditions of the Company, (ii) develop, construct, and operate a 1.0 million metric ton per annum ethylene cracker facility and certain related assets in Lake Charles, Louisiana (the “Facility”), (iii) allow the Company to produce low-cost ethylene in the most efficient manner for off-take by the Members, while ensuring the highest levels of health, safety, and environmental performance and (iv) engage in any lawful act or activity and to exercise powers permitted to limited liability companies under the Act that, in either case, are incidental to and necessary for the accomplishment of the purposes described in the foregoing clauses (ii) and (iii) (clauses (ii), (iii) and (iv), collectively, the “Business”).

AGREEMENT

NOW THEREFORE, in consideration of the premises, terms, and conditions provided herein and other good and valuable consideration, the receipt, mutuality, and sufficiency of which are hereby acknowledged, the Persons signing this Agreement intending to be legally bound hereby agree as follows:

ARTICLE I

FORMATION

Section 1.1            Formation; General Terms; Effective Date.

(a)           The Company will be formed on or about the date of this Agreement upon the filing of the certificate of formation (the “Certificate of Formation”) in the office of the Secretary of State of the State of Delaware.  It is agreed that the Persons listed on the attached Appendix B, Schedule of Members shall be admitted to the Company as Members on the date of this

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Agreement or any subsequent execution of this Agreement (and to the extent such Person is a transferee, in compliance with the procedures in Article VII).

(b)           The rights and obligations of the parties hereto shall be governed by this Agreement and the Act, including all the Appendices and Exhibits to this Agreement.  To the extent the Act and this Agreement are inconsistent with respect to any subject matter covered in this Agreement, to the extent permitted under the Act, this Agreement shall govern.  This Agreement shall be effective as of the date first written above.

(c)           On or after the date of this Agreement, the Board of Members or any Officer appointed by it shall execute and file on behalf of the Company all other instruments or documents, and shall do or cause to be done all such filing, recording, or other acts, including the filing of the Company’s annual report with the Delaware Secretary of State, as may be necessary or appropriate from time to time to comply with the requirements of Law for the continuation and operation of a limited liability company in Delaware and in the other states and jurisdictions in which the Company shall transact business.

Section 1.2            Name.  The name of the Company shall be LACC, LLC.  The Company’s name may be changed only by an amendment to the Certificate adopted pursuant to the voting requirements set forth in this Agreement.   To the extent not prohibited by the Act or applicable Law, the Company may conduct its business under one or more assumed names as approved from time to time by the Board of Members.

Section 1.3            Purposes.  The purposes of the Company shall be, directly or through one or more Subsidiaries, (i) to own and operate the Facility and conduct the Business; (ii) to enter into the Related Project Agreement to which it is a party, (iii) to incur indebtedness or obligations in furtherance of the activities described in clauses (i) above; and (iv) to conduct such other activities as may be necessary or incidental to the foregoing, all on the terms and conditions and subject to the limitations set forth in this Agreement.

Section 1.4            Registered Agent; Registered Office.  The Company’s registered agent and registered office are set forth in the Certificate, and may be changed from time to time upon the vote of the Members, in which case the Members shall file a statement of change as required by the Act.

Section 1.5            Commencement and Term.  The Company commenced at the time and on the date appearing in the Certificate and shall continue until it is dissolved, its affairs are wound up and final liquidating distributions are made pursuant to this Agreement.

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ARTICLE II

CAPITAL CONTRIBUTIONS;
CAPITAL ACCOUNTS

Section 2.1            Initial Capital Contributions.

(a)           On the date of this Agreement or such other date as mutually agreeable to each of Axiall and Lotte, subject to the terms and conditions of the Contribution Agreements, the Members will make the initial Capital Contributions set forth in the Contribution Agreements (the “Initial Capital Contributions”), and will commit to make the Capital Contributions up to the amount to be set forth in the Contribution Agreement with respect to such Member (the “Development Capital Commitment”). As between the Company and the Members, for all purposes of this Agreement the Initial Capital Contributions provided for in this Section 2.1 shall be effective as of the date of this Agreement.

(b)           The Members agree that the Agreed Value of any assets to be contributed to the capital of the Company by the Members and the initial Capital Accounts of the Members shall be the amounts specified on the attached Appendix B, Schedule of Members.

(c)           Each Member’s (a) Percentage Interest in the Company, (b) Initial Capital Contributions made pursuant to this Section 2.1, and (c) any Additional Capital Contributions made pursuant to this Agreement are and shall be set forth on Appendix B, Schedule of Members.  The Company shall promptly update Appendix B, Schedule of Members from time to time to (i) update the amount of each Member’s Capital Contributions, (ii) update the Percentage Interests in accordance with terms hereof and (iii) otherwise maintain the accuracy thereof, in each case to reflect changes effectuated in accordance with the terms of this Agreement, all of which shall be deemed conclusive absent manifest error.

(d)           The Company shall, as an entity, be the owner of the property and rights held by it.  A Member has no interest in specific Company property, including property conveyed by a Member to the Company.   No Member shall have a right to a partition of any Company property or properties.

Section 2.2            Additional Capital Contributions.

(a)           Capital Calls for Additional Capital Contributions.  In addition to the Initial Capital Contributions, each Member (i) shall make additional Capital Contributions in cash in accordance with the terms and conditions of the Contribution Agreements (the “Development Capital Contributions”) (provided that the timing of each Capital Contribution shall be determined by the Board of the Members from time to time, and on the basis that Capital Contributions shall be requested and funded by from all Members at the same time), or (ii) may make Additional Capital Contributions in cash that are not Development Capital Contributions in proportion to such Member’s Percentage Interests, as permitted under Section 5.4 and determined by the Board of Members from time to time to be reasonably necessary to pay any operating, capital or other expenses relating to the Business (the “Operating Capital Contributions,” and together with the Development Capital Contributions and the Emergency Capital Contributions, the “Additional Capital Contributions”), provided, however, that the Operating Capital Contributions expressly provided in the Business Plan, Emergency Capital Contributions, and Operating Capital Contributions to fund a Significant Capacity Expansion shall not be subject to Section 5.4(a) or 5.4(b). All Capital Contributions prior to Substantial Completion, and those related to Construction Costs (as that term is defined in Lotte’s Contribution Agreement) regardless of whether funded before or after Substantial Completion, shall be Development Capital Contributions. Upon making such determination for Additional

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Capital Contributions or when otherwise due in accordance with the Contribution Agreements, the Board of Members shall deliver to the Members a written notice of the Company’s need for Additional Capital Contributions, which notice shall specify in reasonable detail (i) the purpose for such Additional Capital Contributions, (ii) the aggregate amount of such Additional Capital Contributions for all Members, (iii) each Member’s share of such aggregate amount of Additional Capital Contributions based upon each such Member’s Percentage Interest (or in such other proportion as is required under the Contribution Agreements with respect to Development Capital Contributions), (iv) whether such Additional Capital Contribution is a Development Capital Contribution, an Emergency Capital Contribution, or an Operating Capital Contribution, and (v) the date (which date shall not be less than fifteen (15) Business Days from the date that such notice is given) on which such Additional Capital Contributions shall be required to be made by the Members (if such Member has agreed in writing to make such Additional Capital Contributions, other than with respect to Development Capital Contributions, contemporaneously or prior to such written notice by the Board), provided, however, with respect to a Capital Contribution in the event of an Emergency (an “Emergency Capital Contribution”), the Axiall Board Members may reduce such contribution date to as little as one (1) Business Day or require that the Emergency Capital Contribution be made immediately upon notice, in each case as reasonably determined by the Axiall Board Members taking into account the facts and circumstances of such Emergency. Notwithstanding the foregoing, neither Axiall nor Lotte shall be required to make any Development Capital Contributions nor any other Capital Contributions (other than the Initial Capital Contributions) until the board of directors of each of Axiall Parent and Lotte Parent have approved the Contribution Agreements, the transactions contemplated thereby, and the construction of the Facility and the related investments therefor, which approval may be granted or withheld in the sole and absolute discretion of the respective board of directors of Axiall Parent and Lotte Parent (the “Board Approval”). As of the date of this Agreement, the Board Approval has not been granted even though the Contribution Agreements have been executed and delivered.

(b)           Default.  If any Member shall fail to timely make, or notifies the other Member that it shall not make, all or any portion of any Additional Capital Contribution which such Member has agreed to fund as evidenced by one or more Contribution Agreements or other written consent, then such Member shall be deemed to be a “Non-Contributing Member.” Except as otherwise provided in Section 2.2(c) and 2.2(d), the rights under this Section 2.2(b) are the sole and exclusive remedy of a Contributing Member or the Company against a Non-Contributing Member. With respect to each Additional Capital Contribution that is not Development Capital Contributions, each Member may in its sole discretion determine whether it shall agree to fund such contribution (whether by contribution agreement or written consent) and any determination not to commit to fund such contribution shall not constitute a default or breach under this Agreement by such Member, including for the purposes of Section 6.4. Each party to this Agreement hereby waives any and all rights, claims and causes of action for any breach of a Member’s written commitment to fund an Additional Capital Contributions that are not Development Capital Contributions other than any rights a Contributing Member is specifically granted pursuant to the provisions of Section 2.2(b), 2.2(c), and 2.2(d).

(i)            Default Loan.  Except as otherwise provided in Lotte’s Contribution Agreement, the non-defaulting Member (the “Contributing Member”) shall be entitled, but

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not obligated, to loan to the Non-Contributing Member, by contributing to the Company on behalf of the Non-Contributing Member, all or any part of the amount (the “Default Amount”) that the Non-Contributing Member failed to contribute to the Company (each such loan, a “Default Loan”), provided, that such Contributing Member shall have contributed to the Company its required share of the applicable Additional Capital Contribution.  Such contribution to the Company shall be treated as an Additional Capital Contribution by the Non-Contributing Member, and such Default Loan shall be treated as loan from the Contributing Member to the Non-Contributing Member.  Each Default Loan shall bear interest (compounded monthly on the first day of each calendar month) on the unpaid principal amount thereof from time to time remaining from the date advanced until repaid, at the lesser of (A) LIBOR plus five percent (5%) per annum or (B) the maximum rate permitted at Law (the “Default Rate”).  Each Default Loan shall be recourse solely to the Non-Contributing Member’s Interest.  Default Loans shall be repaid out of the distributions that would otherwise be made to the Non-Contributing Member under Article III or Article IX, as more fully provided for in Section 2.2(b)(ii)).  So long as a Default Loan is outstanding, the Non-Contributing Member shall have the right to repay the Default Loan (and interest then due and owing) in whole or in part.  Upon the repayment in full of all Default Loans (or upon their conversion as provided in Section 2.2(b)(ii)) made in respect of a Non-Contributing Member (and so long as the Non-Contributing Member is not otherwise a Non-Contributing Member), such Non-Contributing Member shall cease to be a Non-Contributing Member. In the event of an Emergency Capital Contribution call in which the Axiall Board Members do not give Lotte at least fifteen (15) Business Days’ prior notice to make such Emergency Capital Contribution, any Emergency Capital Contribution by Axiall in excess of its pro rata portion of the aggregate amount of such Emergency Capital Contribution shall be deemed a Default Loan hereunder (provided that no interest shall be deemed to accrue on such Default Loan until after the date fifteen (15) Business Days following the notice requesting such Emergency Capital Contribution given in accordance with Section 2.2(a)), and for the avoidance of doubt, Axiall shall not be entitled to make a Dilutive Contribution with respect to such excess amount.

(ii)           Conversion Contribution.  At any time after the date twelve (12) months after a Default Loan is made, at the option of the Contributing Member, such Default Loan shall be converted into an Additional Capital Contribution of the Contributing Member in an amount equal to the principal and unpaid interest on such Default Loan pursuant to this Section 2.2(b)(ii) as follows:  (A) the Non-Contributing Member shall be deemed to have received a distribution, pursuant to Article III, of an amount equal to the principal and unpaid interest on such Default Loan, (B) such distribution shall be deemed paid to the Contributing Member in repayment of the Default Loan, (C) such amount shall be deemed contributed by the Contributing Member as an Additional Capital Contribution (a “Conversion Contribution”), and (D) the Contributing Member’s Capital Account shall be increased by, and the Non-Contributing Member’s Capital Account shall be decreased by, an amount equal to the principal and unpaid interest on such Default Loan.  A Conversion Contribution shall be deemed an Additional Capital Contribution by the Contributing Member making (or deemed making) such Conversion Contribution as of the date such Conversion Contribution is made or the date on which such Default Loan is converted to a

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Conversion Contribution.  At the time of a Conversion Contribution, the Percentage Interests of the Contributing Member shall be increased and the Non-Contributing Member’s Percentage Interests shall be correspondingly decreased, by adding to or subtracting from such percentage, as applicable, an amount, expressed as a percentage, equal to an amount determined by dividing (x) the amount of such Conversion Contribution by (y) the Applicable Denominator, provided, however, in the event the Conversion Contribution relates to the Non-Contributing Member’s failure to make a Development Capital Contribution, for the purposes of the foregoing calculation, the amount in clause (x) shall be multiplied by 1.5.

(iii)          Dilutive Contribution.  In lieu of making a Default Loan, the Contributing Party shall be entitled, but not obligated, to increase its Additional Capital Contribution in amount up to the Additional Capital Contribution that the Non-Contributing Member failed to contribute (the increased amount, a “Dilutive Contribution”), provided, that such Contributing Member shall have contributed to the Company its required share of the applicable Additional Capital Contribution.  At the time of a Dilutive Contribution, the Percentage Interests of the Contributing Member shall be increased and the Non-Contributing Member’s Percentage Interests shall be correspondingly decreased, by adding to or subtracting from such percentage, as applicable, an amount, expressed as a percentage, equal to an amount determined by dividing (x) the amount of such Dilutive Contribution by (y) the Applicable Denominator, provided, however, in the event the Dilutive Contribution relates to the Non-Contributing Member’s failure to make a Development Capital Contribution (except as otherwise provided in Lotte’s Contribution Agreement), for the purposes of the foregoing calculation, the amount in clause (x) shall be multiplied by 1.5.

(iv)          Definition of Applicable Denominator. For the purposes of this Agreement, “Applicable Denominator” means, (A) if a Revaluation has not occurred pursuant to Section 6.2(c) as of such time, all Capital Contributions made (or deemed made) to the Company by the Members as of such time, including the amount of any Conversion Contribution, Dilutive Contribution, or Additional Capital Contribution at issue, and (B) in the event a Revaluation has occurred pursuant to Section 6.2 as of or prior to such time, the sum of (1) the Revaluation Amount (as determined pursuant to Section 6.2(c)), and (2) all Capital Contributions made (or deemed made) after the occurrence of the Revaluation to the Company by the Members as of such time, including the amount of any Conversion Contribution, Dilutive Contribution, or Additional Capital Contribution at issue.

(c)           Set-Off.  If a Member has (i) any unpaid Additional Capital Contributions that are overdue, (ii) an outstanding Default Loan due to another Member, or (iii) an amount due to the Company as a result of any withholding on behalf of a Member under Section 3.2, any amount that otherwise would be paid or distributed to such Non-Contributing Member pursuant to Article III or Article IX (up to the amount of such Additional Capital Contribution, outstanding Default Loan, or amount due under Section 3.2, together with interest accrued thereon) shall not be paid to such Non-Contributing Member but shall be deemed paid or distributed to such Non-Contributing Member and applied on behalf of such Non-Contributing Member as follows:  (i) first, to the Contributing Member with respect to any accrued and unpaid interest on all outstanding Default Loans (in the order of their original maturity date), (ii) second, to the

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Contributing Member with respect to the principal amount of such outstanding Default Loans (in the order of their original maturity date), and (iii) third, to the Company with respect to any Additional Capital Contribution of such Non-Contributing Member that has not been paid and is not deemed to have been paid or is not offset by a Dilutive Contribution of the Contributing Member, and (iv) fourth, to the Company with respect to a withholding loan pursuant to Section 3.2, which payment shall be applied first to interest and then to principal until such loan is repaid in full. Notwithstanding the forgoing, no set-off shall be applied with respect to any Emergency Capital Contribution or related Default Loan until after the date fifteen (15) Business Days following the notice requesting such Emergency Capital Contribution given in accordance with Section 2.2(a).

(d)           Other Remedies.  Notwithstanding the foregoing, if a Non-Contributing Member fails to make its Development Capital Contribution in accordance with Section 2.2(a), the Contributing Member may, in lieu of making a Default Loan or a Dilutive Contribution, take one of the following actions (except as otherwise provided in Lotte’s Contribution Agreement):

(i)            institute proceedings against the Non-Contributing Member to obtain payment of the Non-Contributing Member’s portion of the Development Capital Contributions on behalf of the Company, together with interest thereon at the Default Rate from the date that such Development Capital Contribution was due until the date that such Development Capital Contribution is made to Company, at the cost and expense (including reasonable legal fees to enforce the obligations hereunder) of the Non-Contributing Member;

(ii)           exercise its rights under Sections 6.4 and 7.6; or

(iii)          refuse to make its Development Capital Contributions without being in default under any provision of this Agreement until such time as the Non-Contributing Member makes (or is deemed to make) its required Development Capital Contributions.

(e)           Significant Capacity Expansion.  In the event a Member elects not to make an Operating Capital Contribution with respect to a Significant Capacity Expansion pursuant to Section 6.2 (and has not otherwise agreed in writing to make such Operating Capital Contribution), such election (including any subsequent failure to make an Operating Capital Contribution covered by such election) shall not be a Fundamental Default or other default hereunder, and, for the avoidance of doubt, the provisions of Sections 2.2(b)(i), 2.2(b)(ii), 2.2(c), and 2.2(d), shall not apply, provided, however, a Contributing Member shall be permitted to make a Dilutive Contribution with respect thereto.

(f)            Closing Certificate. If requested by the Company from time to time in connection with any Additional Capital Contributions, each of Axiall and Lotte shall deliver to the Company a duly executed closing certificate, in substantially the form attached hereto as Exhibit A.

Section 2.3            Liability of Members.  No Member shall be liable for any debts or losses of capital or profits of the Company or be required to contribute or lend funds to the Company other than Capital Contributions to the extent provided in this Article II.

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Section 2.4            Maintenance of Capital Accounts; Withdrawals; Interest.  Capital Accounts shall be maintained for each of the Members.  No Member shall be entitled to withdraw any part of its Capital Account or to receive any distribution except as provided in this Agreement.  No Member shall be entitled to receive any interest on its Capital Contributions or with respect to its Capital Account except as provided in this Agreement.  Each Member shall look solely to the assets of the Company for the return of its Capital Contributions and, except as otherwise provided in this Agreement, shall have no right or power to demand or receive property other than cash from the Company.  No Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations, except as provided in this Agreement.

ARTICLE III

DISTRIBUTIONS

Section 3.1            Net Cash.  Subject to Section 2.2(c), at any time prior to the dissolution of the Company, at such times and in such amounts as determined by the Board of Members pursuant to Section 5.4(b), Net Cash, if any, shall be distributed to the Members in proportion with their Percentage Interests.

Section 3.2            Withholding.

(a)           In the event any Taxing Authority requires the Company to withhold taxes or other amounts with respect to any Member’s allocable share of Profits, taxable income or any portion thereof, or with respect to distributions, the Company shall withhold from distributions or other amounts then due to such Member an amount necessary to satisfy the withholding responsibility.  In such a case, the Member for whom the Company has paid the withholding tax shall be deemed to have received the withheld distribution or other amount due and to have paid the withholding tax directly.

(b)           If it is anticipated that at the due date of the Company’s withholding obligation the Member’s share of cash distributions or other amounts due is less than the amount of the withholding obligation, the Member with respect to which the withholding obligation applies shall pay to the Company the amount of such shortfall within ten (10) days after notice by the Company.  In the event a Member fails to make the required payment when due hereunder, and the Company nevertheless pays the withholding, in addition to the Company’s remedies for breach of this Agreement, the amount paid shall be deemed a recourse loan from the Company to such Member bearing interest at the rate of LIBOR plus five percent (5%) per annum or at the highest rate of interest then permitted on such indebtedness by application of Law, whichever is less, and the Company shall apply all distributions or payments that would otherwise be made to such Member toward payment of the loan and interest, which payments or distributions shall be applied first to interest and then to principal until the loan is repaid in full.

Section 3.3            Noncash Interim and Liquidating Distributions.  Subject to Section 3.4 and Article IX, the Company shall make interim and liquidating distributions to the Members other than in cash only upon the written consent of such Member to receive such noncash distribution.  In the event of such a noncash distribution, the Agreed Value of the property to be

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

distributed shall be adjusted and any resulting Profits or Losses shall be posted to the Capital Accounts as of the date the noncash distribution is made.

Section 3.4            Tax Distributions.  Prior to making any distributions pursuant to Section 3.1, to the extent that the Company has available cash, the Company shall distribute to each Member on a quarterly basis so as to enable the Members to make timely estimated tax payments, an amount in cash equal to the product of:  (a) the estimated amount of the Company taxable income for the current Fiscal Year through the preceding fiscal quarter allocated to such Member; and (b) the Combined Marginal Rate for the current Fiscal Year, less the amount of any Tax Distributions made to such Member for any prior quarter of such fiscal year.  Distributions pursuant to this Section 3.4 shall be made to the Members pro rata in proportion to the estimated amount of taxable income to be allocated to each Member.  Any Tax Distributions made pursuant to this Section 3.4 shall be treated as advance distributions pursuant to Section 3.1.  If the aggregate Tax Distributions made to a Member for any given Fiscal Year exceed the Tax Distributions that would be required to be made to such Member pursuant to this Section 3.4 assuming such Tax Distributions were made on an annual basis rather than on a quarterly estimated basis, such excess shall be credited against any amounts that would be due to such Member as a Tax Distribution pursuant to this Section 3.4 for the next following fiscal quarter (and any subsequent fiscal quarters until such excess shall have been credited in full).

ARTICLE IV

ALLOCATIONS

Section 4.1            Profits and Losses.  Except as provided in Appendix C, Regulatory Allocations, Profits or Losses (or items thereof as necessary) for any Fiscal Year or other relevant period shall be allocated to the Members so as to reduce proportionately the differences between their respective Partially Adjusted Capital Accounts and their respective Target Capital Accounts.

Section 4.2            Code Section 704(c) Tax Allocations.

(a)           Income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Agreed Value pursuant to any method allowable under Code § 704(c) and the Treasury Regulations promulgated thereunder.

(b)           Any elections or other decisions relating to allocations under this Section 4.2 shall be determined by the vote of a Majority In Interest of the Members.  Allocations pursuant to this Section 4.2 are solely for purposes of federal, state, and local taxes and shall not be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

Section 4.3            Miscellaneous.

(a)           Allocations Attributable to Particular Periods.  For purposes of determining Profits, Losses or any other items allocable to any period, such items shall be determined on a

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daily, monthly, or other basis, as determined by the Board of Members using any permissible method under Code § 706 and the Treasury Regulations thereunder.

(b)           Other Items.  Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be divided among the Members in the same proportion as they share Profits or Losses, as the case may be, for the year.

(c)           Tax Consequences; Consistent Reporting.  The Members are aware of the income tax consequences of the allocations made by this Article IV and by the Regulatory Allocations and hereby agree to be bound by those allocations as reflected on the income tax returns of the Company in reporting their shares of Company income and loss for income tax purposes.  Each Member agrees to report its distributive share of Company items of income, gain, loss, deduction and credit on its separate return in a manner consistent with the reporting of such items to it by the Company.  Any Member failing to report consistently, and who notifies the Internal Revenue Service of the inconsistency as required by Law, shall reimburse the Company for any legal and accounting fees incurred by the Company in connection with any examination of the Company by federal or state taxing authorities with respect to the year for which the Member failed to report consistently.

ARTICLE V

MANAGEMENT

Section 5.1            Management — Generally.

(a)           Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be vested in and controlled by a committee of persons elected by the Members in accordance with Section 5.2 of this Agreement (the “Board of Members”).  Each person appointed by a Member to the Board of Members shall act at the exclusive direction of, be the agent of and shall be free to represent the views and positions of such appointing Member.  In acting in its capacity as a Board Member, no Board Member shall have any fiduciary duty to the other members of the Board of Members or to the Members. Except as otherwise expressly provided in this Agreement, the Board of Members shall have responsibility for establishing the policies and operating procedures with respect to the business and affairs of the Company and for making all decisions as to all matters which the Company has authority to perform, as fully as if the Members were themselves making such decisions.  All decisions made with respect to the management and control of the Company and approved by the Board of Members shall be binding on the Company and all Members and shall be implemented by the Officers as provided in Section 5.6 of this Agreement.  Except as otherwise expressly provided in this Agreement or as otherwise previously approved by the Board of Members, the Board of Members shall have the sole authority to direct the Company and to authorize and approve all matters affecting the Company.

(b)           Subject to Section 5.4, the parties acknowledge and agree that:  (i) the Board of Members shall cause the Company to enter into the Related Project Agreements, to which it is a party, as contemplated by this Agreement and any amendments to such Related Project

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Agreements agreed upon by each of Axiall and Lotte (or their respective Affiliates) in such Person’s capacity as a party thereto; (ii) the Board of Members shall exercise its powers and duties hereunder in a manner consistent with the Related Project Agreements; and (iii) numerous duties, activities, operational and processing functions, and responsibilities necessary or important to the operation of, for, or on behalf of, the Company may be performed by each of Axiall and Lotte, and their respective Affiliates under the Related Project Agreements.

(c)           Reasonably promptly after the date of this Agreement, the Board of Members shall call an organizational meeting.  At such meeting, the Board of Members shall, among other actions, adopt a mission statement for the Company, which is consistent with the Business of the Company and which incorporates the principles set forth on Appendix D, Guiding Principles (as amended from time to time by the Board of Members, the “Mission Statement”).

Section 5.2            Board of Members.

(a)           Composition.  Each member of the Board of Members shall be an individual, and shall not be an Officer of the Company.  Each Member agrees to promptly take such action as is necessary, including whether voting at a meeting of the Members or taking action by written consent, to effect the appointment rights of Members hereunder.  The Board of Members shall initially consist of six (6) members (each, a “Board Member”), as follows:

(i)            As long as Axiall’s Percentage Interest is equal to or more than five percent (5%), one (1) Board Member shall be appointed by Axiall which shall be identified by Axiall by written notice to the Company on the date of formation (including any Board Members that Axiall may be subsequently entitled to appoint, the “Axiall Board Members”); and

(ii)           As long as Lotte’s Percentage Interest is equal to or more than eighty percent (80%), five (5) Board Members shall be appointed by Lotte each of which shall be identified by Lotte by written notice to the Company on the date of formation (the “Lotte Board Members”).

(b)           Adjustment to Appointment Right.

(i)            Axiall’s and Lotte’s right to appoint Board Members shall be adjusted among themselves as follows:

(A)          a Member holding equal to or more than eighty percent (80%) of the Percentage Interests shall be entitled to appoint five (5) Board Members;

(B)          a Member holding less than eighty percent (80%) and equal to or more than sixty percent (60%) of the Percentage Interests shall be entitled to appoint four (4) Board Members;

(C)          a Member holding equal to or less than forty percent (40%) and more than twenty percent (20%) of the Percentage Interests shall be entitled to appoint two (2) Board Members; and

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(D)          a Member holding equal to or less than twenty percent (20%) and equal to or more than five percent (5%) of the Percentage Interests shall be entitled to appoint one (1) Board Member; provided, however, prior to the Call Termination Date, Axiall shall be entitled to appoint at least one (1) Board Member regardless of its Percentage Interest as long as it is a Member and has satisfied its Development Capital Contribution obligations to date under its Contribution Agreement.

(ii)           Any Board Member not appointed by Axiall or Lotte in accordance with Section 5.2 shall be elected by a Majority In Interest of the Members.

(iii)          For the purposes of Section 5.2(a) and this Section 5.2(b), the Percentage Interest of a Permitted Transferee of Axiall or Lotte shall be included in the calculation of the Percentage Interest of Axiall or Lotte, as applicable.

(iv)          In the event of a permitted Transfer by Axiall or Lotte to a Person that is not a Permitted Transferee, Axiall and Lotte shall discuss and determine whether it is in the best interests of the Members and the Company for such transferee to be entitled to receive a full or partial assignment of the transferring Member’s Board Member appointment rights hereunder.

(c)           Resignation and Removal.  Any Board Member may resign at any time by giving notice to the Company and to the Member that appointed such Board Member.  Such resignation shall be made in writing and shall take effect upon the delivery of such resignation.  Any Board Member appointed by a Member pursuant to Section 5.2(a) or Section 5.2(b) may be removed, either for or without cause, only upon the written direction of the Member who appointed such Board Member.  Any such removal shall be effective upon the delivery by the appointing Member of such a written request to the Company and the other Members.

(d)           Vacancies.  Any vacancy occurring with respect to a Board Member serving on the Board of Members shall be filled by the Member that appointed such Board Member pursuant to the Section 5.2(a) or 5.2(b), provided, however, in the event such Member is no longer entitled to appoint such Board Member due to the adjustments contemplated by Section 5.2(b), such vacancy shall be filled in accordance with the appointment rights of the Members set forth in Section 5.2(b).

(e)           Size.  The number of members of the Board of Members may not be increased or decreased except upon the unanimous approval of the Members.

(f)            Place of Meetings.  All meetings of the Board of Members shall be held at the principal office of the Company, or at such other place as may be designated by the Board of Members.  Any Board Member may participate in any meeting of the Board of Members via telephone or similar communications equipment by which all Persons participating in the meeting can hear and speak to each other at the same time or in sequence.

(g)           Regular Meetings.  The Board of Members shall meet at least quarterly, and such meetings shall be held at such place, on such date and at such time as the Board of Members shall

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determine.  No notice needs to be given to Board Members for regular meetings for which the Board of Members has previously designated a time and place for the meeting; for meetings for which the Board of Members have not designated a time and place for the meeting, written notice of the time and place of such meeting shall be delivered by the Company to each Board Member at least two (2) days before the meeting. A written agenda of the matters to be considered at such meeting together with a copy of proposals to be considered or voted upon and reasonable supporting materials shall be circulated to all Board Members at least fourteen (14) days before such meeting. Notwithstanding the foregoing, and subject to Section 5.2(i), at least four (4) Board Members shall be required to cancel or reschedule any quarterly regular meeting of the Board of Members.

(h)           Special Meetings.  Special meetings of the Board of Members may be held at any time upon the request of any Board Member.  Written notice of any special meeting shall be delivered to each Board Member at least four (4) days before the meeting, together with a written agenda of the matters to be considered at the meeting, a copy of proposals to be considered or voted upon and reasonable supporting materials.  Notification of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notification.  Attendance of a Board Member at any regular or special meeting of the Board of Members shall also constitute a waiver of notification thereof, except where such Board Member attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(i)            Quorum of and Action by the Board of Members.

(i)            The presence, in person or by proxy, of at least sixty percent (60%) of the Board Members (or Board Members having the right to vote on behalf of at least sixty percent (60%) of the Board Members), shall constitute a quorum for the transaction of business at any meeting of the Board of Members; provided, however, with respect to (A) matters relating to Axiall Reserved Matters or a Significant Capacity Expansion the presence, in person or by proxy, of at least sixty percent (60%) of the Axiall Board Members shall constitute a quorum, and (B) matters subject to Section 5.8(a), the presence, in person or by proxy, of at least sixty percent (60%) of the Independent Board Members shall constitute a quorum.   The Company shall provide the notice as required by Sections 5.2(g) and 5.2(h) to each Board Member of all meetings of the Board of Members.  If a quorum is not present at a regular or special meeting, the meeting shall be cancelled and rescheduled (a “Rescheduled Meeting”) within a reasonable time period and notification of the date and time of the rescheduled meeting (the “Second Notice”) shall be delivered to all Board Members at least two (2) days before any Rescheduled Meeting.  If at least one Board Member appointed by each of Axiall and Lotte is not in attendance at a Rescheduled Meeting, then the presence of at least fifty percent (50%) of Board Members (or Board Members having the right to vote on behalf of at least fifty percent (50%) of Board Members) shall constitute a quorum and be sufficient for the transaction of business at such Rescheduled Meeting; provided, however, that in no event shall this Section 5.2(i) be interpreted to alter the requisite vote required to take the actions contained in Section 5.4(b) hereof.

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(ii)           Each Board Member shall be entitled to one vote at any meeting; provided, however, that in the event that one or more Axiall Board Members or Lotte Board Members, as the case may be, is unable to attend a meeting of the Board of Members or has resigned or been removed pursuant to Section 5.2(c) and not yet been replaced pursuant to Section 5.2(d), the attending Axiall Board Members or Lotte Board Members, respectively (the “Attending Board Members”), shall have the right to exercise the vote of the non-attending Axiall Board Members and Lotte Board Members, as applicable (the “Non-Attending Board Members”).

(iii)          Except as otherwise expressly set forth in this Agreement, including Section 5.4(b), or in any other Related Project Agreement, any action to be taken or approved by the Board of Members hereunder must be taken or approved by a majority of the Board of Members in attendance, and any action so taken or approved shall constitute the act of the Board of Members.

(j)            Written Consent in Lieu of Actual Meetings.  Any action that may be taken at a meeting of the Board of Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the Board Members on the Board of Members, or, in the case of Axiall Reserved Matters (subject to the procedures set forth in Section 5.4(d)), or a Significant Capacity Expansion, the sufficient number of Board Members required to act with respect to such matter.  No notice shall be required in connection with the use of a written consent pursuant to this Section 5.2(j), provided a copy of such signed written consent shall be made available to all of the Board Member if the action evidenced by such written consent is taken by less than all of the Board Members.

(k)           Chairman, Vice-Chairman, and Secretary.  The Board of Members shall appoint from among themselves a chairman to preside over meetings of the Board of Members and to prepare and circulate the agenda for the meetings.  The Board of Members shall also appoint a vice-chairman and secretary from the Board Member designees of the Member not represented by the chairman.  The vice-chairman shall perform the responsibilities of the chairman in the chairman’s absence or unavailability, and the secretary shall be responsible for keeping minutes of the meetings of the Board of Members.  The chairman, vice-chairman, and secretary shall serve for one year terms.  After the initial term, the appointment of the chairman, vice-chairman, and secretary shall alternate on an annual basis between the Axiall Board Members and the Lotte Board Members, as applicable.

(l)            Minutes.  Promptly after each meeting of the Board of Members, the secretary of the Company appointed pursuant to clause (k) above (or any other Officer delegated such responsibility by the Board of Members) shall prepare and circulate minutes of such meeting to all of the Board Members.

(m)          Compensation.  The Board Members shall serve without compensation from the Company; provided, however, the Board Members shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in attending any meeting.

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Section 5.3            Committees.

(a)           Generally.  The Board of Members may establish one or more other committees in accordance with the following requirements:

(i)            The Members shall be entitled to the same percentage representation on such committee as such Members are entitled to on the Board of Members.  Subject to the specific requirements of Sections 5.3(b) and 5.3(c), any such committee need not be comprised solely of Board Members.

(ii)           Unless the Board of Members provides otherwise, each committee designated by the Board of Members may make, alter and repeal rules for the holding of its meetings and the conduct of its business, provided, however, the provisions of Section 5.2(i) shall apply to actions by such committees in the same manner as it applies to actions by the Board of Members, except that, to the extent such committee consists of greater than or less than six (6) members, the approval and quorum requirements of Section 5.2(i) shall be proportionately adjusted.  Each committee shall only have the authority set forth in the resolution of the Board of Members designating such committee, but no such committee shall have the power or authority to approve any action or matter governed by Section 5.4.  Each such committee shall keep minutes or other records of its proceedings and shall report its actions to the Board of Members as requested and at regularly scheduled meetings of the Board of Members.

(iii)          Each member of any such committee shall hold office until his successor is designated, elected and qualified.  Any vacancy in any such committee may be filled by the Board Members who appointed such member.  The Board of Members may designate one or more individuals as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.  Any member of any such committee may be removed at any time with or without cause by the Board Members who appointed such member.  Any member of any such committee may resign from such committee at any time by giving written notice to the Board of Members of the Company, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective

(b)           Project Steering Committee.  During the Construction Period, the Board of Members shall establish a six (6) member project steering committee (the “PSC”) to provide guidance to the Board of Members, the Members, and the Company’s management team on issues related to the development and construction of the Facility, including design, contracting, and budgeting of the Facility, and such other issues as specified by the Board of Members.  The PSC shall report to the Board of Members.  Membership of the PSC shall include at least one (1) Board Member approved by each of Axiall and Lotte, the Project Leader, and the Deputy Project Leader and two additional members, one of which shall be appointed by Axiall and one of which shall be appointed by Lotte.

(c)           Operations Committee.  Upon expiration of the Construction Period, the Board of Members shall have the right to establish a six (6) member operations committee (the “OC”) to provide guidance to the Board of Members and the Company’s management team on issues related the operations of the Business, including targets and budgets for the Business and operations and maintenance of the Facility, the Business Plan and such other issues as specified

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by the Board of Members.  Membership of the OC shall include the President and the EVP and four additional members, two of which shall be appointed by Axiall and two of which shall be appointed by Lotte.

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Section 5.4            Restrictions on Authority.

(a)           [ * * * ] Consent of Members. Notwithstanding the authority granted to the Board of Members hereunder, the following actions, obligations and expenditures, whether taken directly by the Company or indirectly through any of its Subsidiaries, require the prior approval of the Members holding at least [ * * * ] of the Percentage Interests:

(i)            any act in contravention of this Agreement;

(ii)           any amendment of this Agreement or the Certificate of Formation, except as expressly provided otherwise herein;

(iii)          any issuance by the Company or any of its Subsidiaries of any additional Interests or other equity interests (including any interests convertible or exchangeable into, or exercisable for, equity interests and any options, warrants, or other rights to acquire any such equity interests) of the Company (including any sale or other disposition of the equity interests of any of its Subsidiaries), or the admission of any Person as a Member of the Company or any of its Subsidiaries, other than  (A) the admission of a Person as a Member pursuant to Article VII, (B)  adjustments to Percentage Interests pursuant to Section 2.2, or (C) acceptance of Additional Capital Contributions and capital calls therefore in accordance with Section 2.2;

(iv)          any split, combination, reclassification, redemption, repurchase, or cancellation of any Interests, other than adjustments to Percentage Interests pursuant to Section 2.2;

(v)           any commencement of, material decision regarding, or settlement of litigation or other dispute resolution process directly or indirectly involving the Company or any of its Subsidiaries, where: (A) the amount in controversy is greater than $[ * * * ] or threatens to materially impair a material asset of the Company or any Subsidiary; (B) there is potential criminal liability; or (C) the relief being sought, if granted, would cause the business conducted by the Company or any of its Subsidiaries to be materially different than the then-current business, in each case other than litigation or dispute resolution involving the Company any of its Subsidiaries, on the one hand, and a Member or its Affiliate, on the other hand, with respect to a Related Project Agreement;

(vi)          incurrence by the Company or any of its Subsidiaries of any indebtedness for borrowed money, any capitalized lease obligation or any guarantee of any indebtedness for borrowed money or capitalized lease obligation, provided that the forgoing shall not apply to indebtedness for borrowed money or capitalized lease obligations incurred by the Company or any of its Subsidiaries, or any guarantee of such indebtedness, in each case up to an amount equal to $[ * * * ];

(vii)         creation of any Liens over any of the assets or property of the Company or any of its Subsidiaries, other than those securing indebtedness of the Company or any of its Subsidiaries and either incurred in the ordinary course of business or involving an amount up to $[ * * * ];

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(viii)        making by the Company or any of its Subsidiaries any loan to or investment in any third-party with a principal amount in excess of $[ * * * ], and any amendment to the term of any such loan or investment;

(ix)          accepting any Capital Contributions from the Members other than the Initial Capital Contributions and the Development Capital Contributions;

(x)           other than as approved by the Board of Members as part of the Business Plan (and such Business Plan is specific as to the investment and the amount to be spent), or as contemplated by the Development Capital Contributions, any (A) capital investment or expenditure (or series of related investments or expenditures) for property, plant or equipment or (B) other expenditure outside of the ordinary course of business, in each case involving in excess of $[ * * * ];

(xi)          other than pursuant to the Related Project Agreements, entrance by the Company or any of its Subsidiaries into any contract or agreement or series of related contracts or agreements, whether oral or written, which creates an obligation of payment by or to the Company or any of its Subsidiaries, determined as of the date of execution, of more than $[ * * * ] in the aggregate over the term of the contract or agreement, or any amendment, modification or termination of any of the foregoing or waiver of any non-compliance with any of the foregoing;

(xii)         [ * * * ]

(xiii)        selling, transferring, leasing, encumbering or otherwise disposing of the Company’s or its Subsidiaries’ assets having a value in excess of $[ * * * ] individually or in the aggregate during any twelve-month period, other than (A) the sale of inventory in the ordinary course of business or (B) pursuant to the Related Project Agreements;

(xiv)        effecting a merger, consolidation or combination of the Company or any of its Subsidiaries with any other Person, other than a merger of any of the Company’s wholly-owned Subsidiaries into the Company;

(xv)         effecting any voluntary dissolution, liquidation, winding-up, or Event of Bankruptcy with respect to the Company or any of its Subsidiaries;

(xvi)        forming any Subsidiary of the Company;

(xvii)       any material change in the nature of the Company’s Business, or the location of the Facility or any material change to the Facility’s operations that does not [ * * * ] or as otherwise reasonably required for operations and maintenance of the Facility;

(xviii)      any material change in (A) the purposes of the Company described in clauses (i) and (ii) of Section 1.3, (B) in the legal structure of the Company or any of its Subsidiaries from its then-existing limited liability company, (C) corporate or partnership structure to a different form of legal entity, or (D) the regulatory or tax status of the Company or any Subsidiary;

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(xix)        any action that would cause the Company or any of its Subsidiaries to become a party to or bound by any agreement that, by its terms, (A) directly or indirectly restricts or prevents the Company’s or any Subsidiary’s performance of the Company’s or any of its Subsidiaries business, such as a non-compete or an exclusivity agreement, (B) obliges any Member or any of its Affiliates to take or not to take action, or binds or purports to bind any such Affiliates or Members or any of its Affiliates, or (C) creates any liability for any Member or any of its Affiliates, in each case other than pursuant to a Related Project Agreement; provided, however, Axiall’s prior written consent shall also be required in the case of clauses (B) or (C) to the extent Axiall or its Affiliates would be adversely affected thereby; and

(xx)         approving the Company’s Initial Business Plan and any subsequent Business Plan and any material variation from or amendment thereto.

(b)           Board of Members Approval.  Notwithstanding the authority granted to the Officers or any committee established by Board of Members hereunder, the following actions, obligations and expenditures, whether taken directly by the Company or indirectly through any of its Subsidiaries, require the prior approval of more than [ * * * ] of the Board Members:

(i)            establishing a bank account and designating bank account signatory power;

(ii)           approving the Company’s Business Plan and any material variation from or amendment to the Business Plan except in the case of Emergency;

(iii)          approve or accept any Additional Capital Contributions;

(iv)          other than as approved by the Board of Members as part of the Business Plan, any (A) capital investment or expenditure (or series of related investments or expenditures) for property, plant or equipment or (B) other expenditure outside of the ordinary course of business, in each case involving in excess of $[ * * * ];

(v)           other than pursuant to the Related Project Agreements, entrance by the Company or any Subsidiary into any contract or agreement or series of related contracts or agreements, whether oral or written, which creates an obligation of payment by or to the Company or any of its Subsidiaries, determined as of the date of execution, of more than $[ * * * ] in the aggregate over the term of the contract or agreement, or any amendment, modification or termination of any of the foregoing or waiver of any non-compliance with any of the foregoing;

(vi)          [ * * * ]

(vii)         any commencement of, material decision regarding, or settlement of litigation or other dispute resolution process directly or indirectly involving the Company or any of its Subsidiaries, where the amount in controversy is greater than $[* * *] other than litigation or dispute resolution involving the Company or any of its Subsidiaries,

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on the one hand, and a Member or its Affiliate, on the other hand, with respect to a Related Project Agreement;

(viii)        incurrence by the Company or any of its Subsidiaries of any indebtedness for borrowed money, any capitalized lease obligation or any guarantee of any indebtedness for borrowed money or capitalized lease obligation, in each case if the amount of such item exceeds $[ * * * ];

(ix)          any determination regarding the repayment by the Company or any of its Subsidiaries of any material indebtedness for borrowed money other than (A) in the ordinary course of business or (B) as required by the terms of the agreements governing such indebtedness;

(x)           creation of any Liens over any of the assets or property of the Company or any of its Subsidiaries, other than those incurred in the ordinary course of business or involving an amount not in excess of $[ * * * ];

(xi)          making by the Company or any of its Subsidiaries any loan to or investment in any third-party with a principal amount in excess of $[ * * * ], and any amendment to the term of any such loan or investment;

(xii)         approval of the nomination and replacement of the President, the EVP, and the Vice President of Finance;

(xiii)        appointment and replacement of the Project Leader and Deputy Project Leader

(xiv)        any declaration or payment of any dividends or the making of any distributions upon any Interests;

(xv)         approval of guidelines, procedures, and strategies of the Company or any of its Subsidiaries for [ * * * ];

(xvi)        making any material filing (other than the filing of any tax returns) with any Governmental Body not in the ordinary course of business;

(xvii)       any change to the Company’s external auditors, any decision to adopt or modify accounting rules or policies (other than in accordance with U.S. generally acceptable accounting principles, rules and regulations of the Securities and Exchange Commission and other applicable requirements of Law) or any material tax election other than the elections provided for in Section 10.4(c);

(xviii)      other than the Related Project Agreements or as expressly contemplated hereunder, causing the Company to engage in any transaction with any Member, any Board Member, any member of any committee established by the Board of Members, any Officer or with any Affiliate of or Related Party to any of the foregoing Persons other than on terms

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that are commercially reasonable and consistent with terms otherwise obtained in an arm’s length negotiation with an independent third party; or

(xix)                       any material amendment to, any early termination of, or waiver of any non-compliance of the terms of any Related Project Agreement.

(c)                                  Certain Limitations and Acknowledgements. Notwithstanding anything herein to the contrary:

(i)                                     Any item or action expressly and specifically approved in the then current Business Plan by the Board of Members and the Members, shall not require additional consent again pursuant to Section 5.4(a) or Section 5.4(b).

(ii)                                  Other than the Reserved Provisions, Section 5.4(a) and Section 5.4(b) shall not apply to any action, obligation, or expenditure of the Company or its Subsidiaries in connection with a Significant Capacity Expansion.

(iii)                               For the avoidance of doubt, if a matter is subject to approval under both of [ * * * ] and [ * * * ], the prior approval of both (A) [ * * * ] and (B) the [ * * * ] shall be required.

(iv)                              [ * * * ], if a matter is subject to approval under [ * * * ] or [ * * * ] or [ * * * ], then in cases where such approval would have a [ * * * ], at [ * * * ]’s written request to the Board or the Members (as applicable) prior to approval, such approval shall require the prior written consent of [ * * * ], such consent not to be unreasonably withheld.

(v)                                 [ * * * ], any material action, investment, obligation, or expenditure of the Company, [ * * * ] shall require the prior written consent of [ * * * ], such consent not to be unreasonably withheld.

(vi)                              [ * * * ], if a matter is subject to approval under [ * * * ], then in cases where such approval would [ * * * ], at [ * * * ] written request to the Members prior to approval, such approval shall require the prior written consent of [ * * * ], such consent not to be unreasonably withheld.

(d)                                 Conditions to Exercise of Authority over Axiall Reserved Matters.  Except for an Emergency, in which case the following conditions shall not apply, prior to Axiall and the Axiall Board Members exercising their approval rights and authority over any Axiall Reserved Matter, the following conditions must be satisfied or waived by Lotte: (i) the Board of Members shall have been unable to reach a decision with respect to an Axiall Reserved Matter within twenty four (24) hours after the commencement of a special meeting of the Board of Members, which was duly called in accordance with Section 5.2(h) for the purpose of taking action on such Axiall Reserved Matter, (ii) the Axiall Board Members shall have consulted with either the EVP or a Lotte Board Member with respect to such Axiall Reserved Matter, and (iii) thereafter, the Axiall Board Members shall have determined that such Axiall Reserved Matter is reasonably necessary for the Company, as determined in the sole discretion of the Axiall Board Members. With

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respect to an Emergency, the Axiall Board Members shall use commercially reasonable efforts, where practicable, to consult with and keep the other Board Members informed about such Emergency.

(e)                                  Axiall Reserved Matters.  Notwithstanding the authority granted to the Officers or the Board of Members hereunder but subject to the satisfaction or waiver of the conditions set forth in Section 5.4(d), at any time that Axiall (together with its Permitted Transferees) holds at least [ * * * ] of the Percentage Interests, the following actions, obligations and expenditures, whether taken directly by the Company or indirectly through any of its Subsidiaries, require the prior approval of Axiall, and the Axiall Board Members shall have the sole authority to direct the Company and to authorize and approve all actions and decisions affecting the Company with respect to such matters (collectively, the “Axiall Reserved Matters”), provided until Substantial Completion occurs, to the extent such matter adversely affects Axiall’s and its Affiliates’ facilities and operations located in the Proximate Area (as defined in the Facility Lease Agreement), clauses (i) and (ii) below shall constitute an Axiall Reserved Matter subject to Axiall’s approval even though Axiall’s Percentage Interest may be less than [ * * * ]:

(i)                                     taking any material action with respect to HSE Requirements, including (A) adopting or changing any compliance procedures of the Company or any of its Subsidiaries with respect to HSE Requirements, and (B) making any material filing with or interacting with any Governmental Body with respect to HSE Requirements not in the ordinary course of business;

(ii)                                  permitting and regulatory affairs of the Company and any of its Subsidiaries, including all interactions with any United States Governmental Body having jurisdiction over the Company, its Subsidiaries, or the Business;

(iii)                               human resource management of the Company and any of its Subsidiaries, including matters related to (A) employee benefit plans, (B) labor unions and any strikes, disputes, controversies, slowdowns, stoppages, boycotts or pickets thereof, and (C) compliance with Laws applicable to immigration, employee classification, discrimination, workplace harassment, and unfair labor practices, in each case other than the nomination, appointment, replacement, and compensation for Officers and employees of the Company and any of its Subsidiaries, the authority over which shall reside with the Board of Members and the Members to the extent expressly provided otherwise in this Agreement;

(iv)                              establishing, maintaining and enforcing policies and procedures for compliance with any Laws applicable to the Company, Axiall Parent or its Subsidiaries; provided, however the Axiall Board Members shall not be entitled to require the implementation of policies and procedures that are inconsistent with those generally adopted in the United States by or recommended for similar situated participants in the industry in which the Company operates; or

(v)                                 taking any material action, including making a call for Emergency Capital Contributions, in the event of a significant emergency, whether occurring or pending,

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involving (A) immediate risk of life, property loss, environmental impact, or reputational impact to the Company, Axiall, or their respective Affiliates and Representatives, or (B) the immediate risk of cessation of construction or commercial operation of the Facility; provided, however, in each case the Axiall Board Members shall not be authorized to approve expenditures on behalf of the Company or its Affiliates in excess of $[ * * * ] with respect to an individual emergency (the matters described in this clause (iv), an “Emergency”).

For the avoidance of doubt, to the extent any provision of this Agreement, including Sections 5.4(a) and 5.4(b), conflicts with or overlaps with this Section 5.4(e) or grants approval rights or authority over the Axiall Reserved Matters to any Person other than Axiall or the Axiall Board Members, subject to the satisfaction of the conditions set forth in Section 5.4(d), this Section 5.4(e) shall control and the Axiall Board Members shall have the sole authority to direct the Company and to authorize and approve all actions and decisions of the Company with respect to any Axiall Reserved Matter. The Axiall Board Members, in exercising any authority under this Section 5.4(e), shall act in good faith and shall use commercially reasonable efforts, where practicable, to consult with and keep the other Board Members informed with respect to such matters.

(f)                                   Authority of Officers.  Subject to Section 5.1(a) and except for actions requiring Member approval, Board of Members approval, or Axiall approval as specified above in this Section 5.4, all other business and affairs of the Company, unless subsequently determined otherwise by the Board of Members, shall be administered by the Officers to the extent so provided by the provisions of Section 5.6 and otherwise as is expressly delegated to such Officers by the Board of Members.

Section 5.5                                   Member Meetings.

(a)                                 Notice.  Meetings of the Members may be called by the Board of Members or any Member by notice to the Members setting forth the date and time of the meeting, the nature of the business to be transacted, the place of the meeting.  Notice of any meeting shall be given pursuant to Section 12.3 below to all Members not less than ten (10) days nor more than sixty (60) days prior to the meeting, and shall be accompanied by a written agenda of the matters to be considered at the meeting together with a copy of proposals to be considered or voted upon and reasonable supporting materials shall be circulated to all Members.  When determining the date, time, and location of the meetings of the Members, the Board of Members or the Member giving notice shall use reasonable efforts to accommodate the availability of the Members.  A meeting of the Members shall be held at least once per year.

(b)                                 Required Vote.  Notice of any meeting of the Members shall be deemed to have been waived by attendance at the meeting, unless the Member attends the meeting solely for the purpose of objecting to notice and so objects at the beginning of the meeting.  Members may attend and vote in person or by proxy at such meeting.  Any Member may participate in any meeting of the Members via telephone or similar communications equipment by which all Persons participating in the meeting can hear and speak to each other at the same time or in

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sequence.  Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in the following Section 5.5(d) for written consent to act in lieu of actual meetings.  Except as otherwise expressly provided in this Agreement, the vote of the Members required in order to take Member action shall be by Majority In Interest.

(c)                                  Chairperson.  At the beginning of any meeting of Members, the Members shall elect by a Majority In Interest of those Members present (in person, via telephone or similar communications equipment or by proxy) an individual to preside over the meeting, and the meeting shall be conducted pursuant to such rules of order as the chair of the meeting deems appropriate.  The chair of the meeting shall cause a record to be kept of the meeting, which shall be filed with the Company’s permanent records.

(d)                                 Written Consent to Act in Lieu of Actual Meetings.  Any action that is permitted or required to be taken by Members, including any amendment to the Certificate or to this Agreement, may be taken or ratified by written consent signed by Members holding the minimum number of Percentage Interests to the take action at a meeting in which all Members entitled to vote on such action were present and voted.  Notice in advance of any such consent will be given to any non-signing Members, provided such non-signing Members shall not have any objection or approval rights with respect to such consent.

Section 5.6                                   Officers.

(a)                                 President.  The President and Chief Executive Officer of the Company (the “President”) will be initially nominated by Lotte and thereafter until Axiall holds (together with their respective Permitted Transferees) at least fifty-five (55%) of the Percentage Interests, at which time, as between Axiall and Lotte, the President will be nominated by such Member that holds at least fifty-five percent (55%) of the Percentage Interests (together with its respective Permitted Transferees). The President shall be responsible for operating and managing the day-to-day business and affairs of the Company and shall have such other duties and responsibilities as may be set forth in such President’s separate agreement, if any, with the Company that has been approved by the Board of Members.  The President shall serve at the discretion of the Board of Members and may be removed and replaced by the Board of Members at any time with a replacement nominated by the Member entitled to nominate the President as such time. In addition to the responsibilities otherwise noted in the Agreement, the President’s direct reports and responsibilities will include (i) EVP, (ii) Human Resources (including welfare and benefits) and (iii) Health, Safety and Environment.

(b)                                 Executive Vice President of Operations.  The Executive Vice President of Operations of the Company (the “EVP”) will be initially nominated by Axiall and thereafter until Axiall holds (together with their respective Permitted Transferees) at least fifty-five percent (55%) of the Percentage Interests, at which time, as between Axiall and Lotte, the EVP will be nominated by the Member that is not entitled to nominate the President as long as such Member holds (together with its Permitted Transferees) at least twenty percent (20%) of the Percentage Interests. Notwithstanding the foregoing, if as of the Call Termination Date Axiall holds less than twenty percent (20%) of the Percentage Interests, Axiall shall forfeit the right to nominate

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the EVP. If such Member is not entitled to nominate the EVP, the Board of Members shall nominate and select the EVP. In collaboration with or as delegated by the President, the EVP shall be responsible for operating and managing the day-to-day business and affairs of the Company and shall have such other duties and responsibilities as may be set forth in such EVP’s separate agreement, if any, with the Company that has been approved by the Board of Members.  The EVP shall report directly and solely to the President, provided the EVP shall serve at the discretion of the Board of Members and may be removed and replaced by the Board of Members at any time with a replacement nominated by the Member entitled to nominate the EVP as such time. In addition to the responsibilities otherwise noted in the Agreement, the EVP’s direct reports and responsibilities will include (i) Finance, (ii) Operations, (iii) Maintenance, and (iv) Procurement.

(c)                                  Office of the President.  The President and EVP offices shall collectively constitute the “Office of the President.”  The Office of the President shall provide collective leadership to the Company and its employees, and shall work collaboratively in managing its affairs, and share collective responsibility for management decisions delegated by the Board of Members.  Unless otherwise determined by the Board of Members, as members of the Office of the President, each of the President and EVP shall be invited to attend all meetings of the Board of Members as observers.  In the event of a dispute between the President and the EVP with respect to a matter delegated to or under the responsibility of the Office of the President, each of the President and the EVP shall be permitted to present their position to the Board of Members for resolution.

(d)                                 Vice President of Finance.  The Vice President of Finance of the Company (the “VP of Finance”) will be nominated by either Lotte or Axiall (or the Board of Members if such parties are unable to agree) and approved by the Board of Members.  The VP of Finance shall be responsible for managing the financial and treasury affairs of the Company and shall have such other duties and responsibilities as may be set forth in such VP of Finance’s separate agreement, if any, with the Company that has been approved by the Board of Members.  The VP of Finance shall report directly and solely to the President, provided the VP of Finance shall serve at the discretion of the Board of Members and may be removed and replaced by the Board of Members at any time with a replacement nominated by Axiall or Lotte (or the Board of Members if such parties are unable to agree).

(e)                                  Other Officers.  The Board of Members may appoint such other officers as it may deem necessary or appropriate from time-to-time (and together with the President, the EVP, and the VP of Finance, the “Officers”).  Each such other Officer shall have such powers and authorities as may be determined by the Board of Members, the Office of President or as set forth in his or her separate agreement, if any, with the Company that has been approved by the Board of Members.  In consultation with the President and EVP, the Board of Members will determine from time to time the official titles of the direct and indirect reports that are Officers of the Company.

(f)                                   Project Leader and Deputy Project Leader.  During the Construction Period, the Board of Members shall appoint a Project Leader (“Project Leader”) and a Deputy Project Leader (“Deputy Project Leader”) based upon the most qualified candidate nominated by each of

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Axiall and Lotte.  The Member whose nomination is not accepted for the Project Leader shall be entitled to nominate the Deputy Project Leader for approval by the Board of Members.  The Project Leader and the Deputy Project Leader shall be responsible for managing the construction and development of the Facility during the Construction Period; provided, however, the Deputy Project Leader shall report directly and solely to the Project Leader.  The Project Leader and Deputy Project Leader shall be appointed by the Board of Members, serve at the discretion of the Board of Members and may be removed and replaced by the Board of Members at any time with a replacement nominated by Axiall or Lotte as contemplated above in this Section 5.6(f).

Section 5.7                                   Business Plan.

(a)                                 Initial Business Plan.  The initial business plan (“Initial Business Plan”) will be delivered on a date to be determined by the Board of Members and will cover the first three (3) years of the Company’s operations.

(b)                                 Annual Report on Business Plan.  The Office of the President will submit to the Board of Members not less frequently than once per Fiscal Year and at least three (3) months prior to the beginning of the Fiscal Year to which it pertains, its report as to proposed modifications and updates, if any, of the Initial Business Plan or any subsequent business plan (as so modified and updated, the “Business Plan”), and each Business Plan shall cover on a rolling basis the next three (3) Fiscal Years; provided that in the event that the President and the EVP are unable to agree on any item contained in the Business Plan, the President shall have the right to present his or her proposal to the Board of Members and the EVP shall have the right to present, in summary form, his or her alternative view.

(c)                                  Annual Preparation of Budget.  The Office of the President will include with any proposed modifications in the Business Plan a budget for the Company for the next three (3) Fiscal Years.  The budget will include (in addition to other matters specified by the Board of Members):

(i)                                     a projected income statement, balance sheet and operational and capital expenditures capital budget for the forthcoming Fiscal Year; and

(ii)                                  a projected cash flow statement showing in reasonable detail (A) the projected receipts, disbursements, and distributions, (B) the amounts of any corresponding projected cash deficiencies or surpluses, and (C) and the amounts and due dates of all projected calls for Additional Capital Contributions for the forthcoming Fiscal Year; and

(iii)                               a summary of the projected maintenance and capital expenditures during the next five (5) and ten (10) year periods.

(d)                                 Consideration of Proposed Plans.  Each proposal to modify a Business Plan and budget therein will be considered for approval by the Board of Members at least three (3) months before the beginning of the Fiscal Year, or as the Board of Members determines is advisable or necessary, to which it pertains.  The Board of Members may revise the proposed Business Plan

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or direct revisions to the Office of the President for re-submission to the Board of Members. The Board of Members shall promptly provide the Members with any updates to the Business Plan.

(e)                                  Continuation of Existing Business Plan.  Except for those items or portions of the proposed Business Plan which have been approved by the Board of Members and shall become operative immediately, until a revised Business Plan is approved by the Board of Members, the Company will be managed consistently with the last Business Plan approved by the Board of Members, adjusted to reflect the Company’s contractual obligations and other changes that result from the passage of time or the occurrence of events beyond the control of the Company.

Section 5.8                                   Related Party Matters.

(a)                                 Related Party Matters.  With respect to any material dispute between the Company and a Member or its Affiliate, or any action (including any appointments, decisions, determinations, enforcing or exercising any remedies, executing and delivering any agreements, or evaluating and negotiating for the procurement of any similar services) to be taken by or on behalf of the Company under any agreement with any Member or its Affiliate (collectively, a “Related Party Matter “), provided that at that time there are Board Members that have been appointed by Members (excluding such Member that is, or whose Affiliate is, party to the Related Party Matter) holding no less than thirty-five percent (35%) of the Percentage Interests (the “Independent Board Members”) such Independent Board Members shall have the exclusive authority to direct the Company and to authorize and approve all actions and decisions in connection with such Related Party Matter, including the right to enforce or exercise the Company’s rights with respect to such Related Party Matter; provided, however, a Related Party Matter shall not include any dispute between the Company, on the one hand, and two or more Members or their respective Affiliates on the other hand. In the event that Independent Board Members have been given exclusive authority in accordance with the forgoing, any non-Independent Board Member shall recuse himself from participating in any meetings or discussions of the Board of Members with respect to a Related Party Matter and the Independent Board Members may require that any Officer with a conflict of interest with respect to a Related Party Matter not participate in or be delegated authority with respect to such Related Party Matter. Notwithstanding the foregoing, this Section 5.8(a) shall not limit the rights of the Members under Section 5.4(a).

(b)                                 With respect to the entry into or amendment of (including a waiver of rights with respect to), any agreement between the Company and Lotte or Axiall (each an “Original Member”) or between the Company and an Affiliate of an Original Member, where this constitutes a Related Party Matter, any Board Member appointed by an Original Member that holds less than a thirty-five percent (35%) Percentage Interest at such time, and that is not (and who’s Affiliate is not) a party to such Related Party Matter, shall nevertheless be deemed to be an Independent Board Member for the purposes of Section 5.8(a), provided such Independent Board Member shall in such capacity act in good faith in the best interests of the Company and the Original Member that appointed such Independent Board Member shall reimburse to the Company any direct costs incurred by the Company in negotiating such agreement or amendment, including legal fees, to the extent incurred at the direction of such Independent Board Member.

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(c)                                  Enforcement Against the Company.  Axiall and Lotte or their respective Affiliates, without taking into account the effect on the Company or any other Member, may, in their respective capacities, assert and enforce their respective rights against the Company pursuant to any Related Project Agreement between the Company and that Member or its Affiliates.

(d)                                 Procedures regarding Member-Provided Services.  The Board of Members shall establish reasonable procedures to ensure appropriate oversight and management of the services provided by the Members and their Affiliates under the Related Project Agreements, which procedures shall include (i) an annual review performed by the Board of Members of such Member-provided services, and (ii) a requirement that the President establish an organizational structure for the Company’s employees such that any employee managing the services under any Related Project Agreement on behalf of the Company, to the extent feasible, is not a secondment of the Member (or the Member’s Affiliate) that is providing such service.

Section 5.9                                   Limitation of Liability. Standard of Conduct — Board Members and Officers.  Except for the implied contractual covenant of good faith and fair dealing under applicable Delaware law, no Board Member or Officer has any fiduciary duty to the Company, any Member or any other Person that is a party to or is otherwise bound by this Agreement.

(b)                                 Standard of Conduct - Members.  Except for the implied contractual covenant of good faith and fair dealing under applicable Delaware law, no Member has any fiduciary duty to the Company or any Member solely by reason of acting in its capacity as a Member.  Without limiting the foregoing, a Member (i) does not violate any fiduciary duty because the Member’s conduct furthers its interest and (ii) has no fiduciary duty to consider any interest of or affecting the Company or any other Person.

(c)                                  Complete Statement of Fiduciary Duties.  The provisions of this Agreement (including these Sections 5.9(a) and 5.9(b)) replace, eliminate and otherwise supplant those duties (including fiduciary duties) that a Member, Manager or Officer might otherwise have under applicable Law.

(d)                                 Exculpation.  No Member, Board Member, or Officer (each, a “Covered Person”), respectively, shall be liable, responsible, or accountable in damages or otherwise to the Company or to any other Covered Person, for any loss, claim, damage, liability, or expense incurred by reason of or caused by any act or omission performed or omitted by such Covered Person, in his, her, or its capacity as such, whether alleged to be based upon or arising from errors in judgment, negligence, gross negligence, or breach of duty (including alleged breach of any duty of care or duty of loyalty or other fiduciary duty), except for (i) acts or omissions of such Covered Person that were not in good faith or constituted gross negligence, intentional misconduct or fraud, (ii) any transaction from which such Covered Person, derived an improper personal benefit, (iii) a knowing violation of Law or (iv) a knowing breach of this Agreement.  Without limiting the foregoing, no Covered Person, in his, her, or its capacity as such, shall in any event be liable for (A) the failure to take any action not specifically required to be taken by

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such Covered Person under the terms of this Agreement, (B) any action or omission taken or suffered by any other Covered Person, or (C) any mistake, misconduct, negligence, dishonesty or bad faith on the part of any employee or other agent of the Company appointed by such Covered Person, if appointed by such Covered Person in good faith.  No Covered Person shall be liable to the Company or to any Member for any actions taken in good faith.

(e)                                  Reliance.  Any Member or Board Member, respectively, may consult with outside legal counsel selected by it, and any act or omission suffered or taken by it on behalf of the Company or in furtherance of the interests of the Company in good faith reliance upon and in accordance with the prior written advice of such counsel shall be full justification for any such act or omission, and the Member or Board Members, respectively, shall be fully protected in so acting or omitting to act, provided that if it is ultimately determined that such action was a breach of this Agreement or results in the improper receipt, directly or indirectly, of personal benefit to such Member or Board Members respectively, the Member or Board Members, respectively, shall be accountable for such action or omission notwithstanding such prior legal advice.

(f)                                   Representatives.  The term Member for purposes of this Section 5.9 shall include any Person acting on behalf of such Member pursuant to proper legal authority, including without limitation, the Member’s legal guardian or an authorized employee, director, officer, member, partner, trustee or administrator of the Member.

Section 5.10                            Indemnification.

(a)                                 Indemnification.  To the fullest extent permitted by Law, the Company will indemnify, hold harmless and defend each Covered Person from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement (collectively, “Indemnified Losses”), incurred or suffered by such Covered Person, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of the Company, or by reason of the Covered Person’s status as a Covered Person, regardless of whether the Covered Person retains such status at the time any such Indemnified Loss is paid or incurred, unless it is finally determined that the Indemnified Losses were the result of an action or omission by the Covered Person of type described in clauses (i), (ii), (iii) or (iv) of Section 5.9(d).

(b)                                 Advancement.  Prior to the final disposition of any claim, demand, action, suit or proceeding that is subject to this Section 5.10, the Company, to the fullest extent permitted by Law, shall advance to an Covered Person, or reimburse an Covered Person for, expenses incurred by the Covered Person in defending any such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it is finally determined that such Covered Person is not entitled to be indemnified for such claim, demand, action, suit or proceeding pursuant to this Section 5.10.

(c)                                  Control of Defense.  Upon a Covered Person’s discovery of any claim, lawsuit or other proceeding relating to any Indemnified Losses for which such Covered Person may be

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indemnified pursuant to this Section 5.10, the Covered Person shall give prompt written notice to the Company of such claim, lawsuit or proceeding, provided, that the failure of the Covered Person to provide such notice shall not relieve the Company of any indemnification obligation under this Section 5.10, unless the Company shall have been materially prejudiced thereby.  Subject to the approval of the disinterested Board Members, the Company shall be entitled to participate in or assume the defense of any such claim, lawsuit or proceeding at its own expense.  After notice from the Company to the Covered Person of its election to assume the defense of any such claim, lawsuit or proceeding, the Company shall not be liable to the Covered Person under this Agreement or otherwise for any legal or other expenses subsequently incurred by the Covered Person in connection with investigating, preparing to defend or defending any such claim, lawsuit or other proceeding.  If the Company does not elect (or fails to elect) to assume the defense of any such claim, lawsuit or proceeding, the Covered Person shall have the right to assume the defense of such claim, lawsuit or proceeding as it deems appropriate, but it shall not settle any such claim, lawsuit or proceeding without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(d)                                 Entitlement to Indemnification; Insurance.  The indemnification provided by this Section 5.10 will be in addition to any other rights to which any Covered Person may be entitled under this Agreement, any other agreement, as a matter of Law or otherwise, and will inure to the benefit of the heirs, legal representatives, successors, assigns and administrators of the Covered Person.  The Company shall procure and maintain directors (or managers) and officers liability insurance upon such terms and conditions as the Board of Members may determine.  Notwithstanding anything contained herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 5.10 shall be provided out of and to the extent of Company assets only, and no Member (unless such Member otherwise agrees in writing) shall have personal liability on account thereof or shall be required to make Additional Capital Contributions to satisfy such indemnity by the Company.

(e)                                  Primary Obligor.  The Company hereby acknowledges that each Covered Person may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Members or their Affiliates (the “Affiliate Indemnitors”).  The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to each Covered Person are primary and any obligation of the Affiliate Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each Covered Person are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by each Covered Person and shall be liable for the full amount of all Indemnified Losses paid in settlement to the extent legally permitted and as required by the terms this Agreement (or any other agreement between the Company and each Covered Person), without regard to any rights any Covered Person may have against the Affiliate Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Affiliate Indemnitors from any and all claims against the Affiliate Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Affiliate Indemnitors on behalf of any Covered Person with respect to any claim for which Covered Person has sought indemnification from the Company shall affect the foregoing and the Affiliate Indemnitors shall have a right of contribution and/or be subrogated to the extent of such

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advancement or payment to all of the rights of recovery of such Covered Person against the Company.

(f)                                   Savings Clause.  If this Section 5.10 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Covered Person pursuant to this Section 5.10 to the fullest extent permitted by any applicable portion of this Section 5.10 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

(g)                                  Amendment.  The provisions of this Section 5.10 shall be a contract between the Company, on the one hand, and each Covered Person who served in such capacity at any time while this Section 5.10 is in effect, on the other hand, pursuant to which the Company and each such Covered Person intend to be legally bound.  No amendment, modification or repeal of Section 5.9 or 5.10 that adversely affects the rights of a Covered Person to indemnification for Indemnified Losses incurred or relating to a state of facts existing prior to such amendment, modification or repeal shall apply in such a way as to eliminate or reduce such Covered Person’s entitlement to indemnification for such Indemnified Losses without the Covered Person’s prior written consent.

(h)                                 Survival.  The provisions of this Section 5.10 shall survive the dissolution, liquidation, winding up and termination of the Company.

Section 5.11                            Other Business of Members.  Subject to Sections 6.3, 11.2 and 11.3, nothing contained in this Agreement shall prevent any Member or any of its Affiliates from engaging in any other activities or businesses, regardless of whether those activities or businesses are similar to or competitive with the Business.  None of the Members nor any of their Affiliates shall be obligated to account to the Company or to the other Member for any profits or income earned or derived from other such activities or businesses.  None of the Members nor any of their Affiliates shall be obligated to inform the Company or the other Member of any business opportunity of any type or description.

Section 5.12                            Deadlock Resolution Procedures.

(a)                                 Failure to Approve Actions Requiring Special Approval.  If the (i) Board of Members has disagreed regarding and failed to approve (A) the continuation of, or modifications to, the then-current Business Plan at least ten (10) days before the beginning of the next Fiscal Year or (B) any other action listed in Section 5.4(b) when properly submitted to it for approval, or (ii) the Members have disagreed regarding and failed to approve any action listed in Section 5.4(a) when properly submitted to them for approval (either of which, a “Business Dispute”), then the Board of Members or Members, as applicable, will consult and negotiate with each other in good faith.  If such parties do not agree within five (5) Business Days from the date on which the disagreement occurred, then either Axiall or Lotte may give notice to the other that the failure to approve such action will, in such Member’s judgment, adversely affect the Company (a “Business Dispute Notice”).  For the avoidance of doubt, a disagreement among the parties regarding an Axiall Reserved Matter or a Significant Capacity Expansion shall not constitute a Business Dispute.

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

(b)                                 Consideration by Member Executives.  Within two (2) Business Days after the giving of the Business Dispute Notice, the Business Dispute will be referred by the Board of Members to the following Representatives of Axiall and Lotte:

Axiall:                                                            Timothy Mann, Jr. or another member of the senior executive team as designated in writing by Axiall

Lotte:                                                               S.H. Chung or another member of the senior executive team as designated in writing by Lotte

(each a “Member Executive”) in an attempt to reach resolution.  If the Member Executives are unable to resolve the Business Dispute within ten (10) Business Days after the Business Dispute was referred by the Board of Managers to such Member Executives, then they will refer the Business Dispute to the Chief Executive Officers of Axiall Parent and Lotte Parent.  Such Chief Executive Officers will meet, consult and negotiate with each other in good faith.  If they are unable to resolve the Business Dispute within ten (10) Business Days after the Business Dispute was referred to them, then they will adjourn such attempts for a further period of five (5) Business Days during which no meeting will be held.  On the day following such period, the Chief Executive Officers of the Axiall Parent and Lotte Parent will meet again in an effort to resolve the Business Dispute.  If the Chief Executive Officers are unable to resolve the Business Dispute within forty-eight (48) hours of the time at that their last meeting is to occur, the provisions of Section 5.12(c) will apply and a “Deadlock” will be deemed to have occurred with respect to such Business Dispute.  In the event of a Deadlock, the Board of Members shall cause the Business of the Company to be operated in the ordinary course, consistent with past practices and the current Business Plan.

(c)                                  Recommendation from Independent Expert.

(i)                                     Upon the occurrence of a Deadlock, the Company shall promptly engage an independent and internationally recognized business consulting firm (“Independent Expert”) which has experience advising clients in the same industry as the Business and in the specific issues giving rise to the Deadlock.  If the Board of Members is unable to agree upon an Independent Expert within five (5) Business Days after the Deadlock, each of Axiall and Lotte shall designate an independent and internationally recognized business consulting firm, which is not currently and in the past two (2) years has not provided consulting services to such Member or its Affiliates.  The two consulting firms designated by the Axiall and Lotte shall in turn designate the Independent Expert on behalf of the Company.

(ii)                                  Within thirty (30) days of its engagement, the Independent Expert shall make a recommendation, including a proposal to resolve the Deadlock, to the Board of Members based upon the Independent Expert’s impartial consideration and review of the issues giving rise to the Deadlock, the purpose of the Company and the Business, and the Company’s Mission Statement.  Each Member and the Board of Members shall cooperate and act in good faith with the Independent Expert during its consideration and review.  The recommendation of the Independent Expert shall be non-binding, but shall be admissible as

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

evidence to the extent permitted by Law in any subsequent proceeding only for the purposes of establishing (A) that the Independent Expert considered the issues giving rise to the Deadlock, (B) the qualifications and independence of the Independent Expert, (C) the recommendation made by the Independent Expert, and (D) whether a party breached its duty of good faith and fair dealing with respect to such recommendation.

(iii)                               Each of Axiall and Lotte shall pay one-half of the costs and expenses of the Independent Expert.

(iv)                              If the applicable parties are unable to resolve the Deadlock within thirty (30) days after the recommendation by the Independent Expert, the Company shall not be permitted to take the action set forth in Section 5.4(a) or Section 5.4(b) giving rise to the Deadlock, and the Deadlock shall be deemed resolved except as otherwise provided in Section 5.12(d).

(d)                                 Fundamental Deadlock.  In the event that (i) a Deadlock arises out of a disagreement with respect to the following matters listed in Section 5.4 (collectively, the “Fundamental Matters”):  Section 5.4(a)(iii) (Issuance of Equity), Sections 5.4(a)(v) (Litigation), 5.4(a)(vi) (Indebtedness), 5.4(a)(vii) (Liens), 5.4(a)(viii) (Loans), 5.4(a)(x) (Cap Ex), 5.4(a)(xi) (Contracts), 5.4(a)(xiii) (Dispositions) or 5.4(a)(xvii) (Material Change); or Section 5.4(b) (Board of Member Matters) other than Sections 5.4(b)(i) (Bank Accounts), and 5.4(b)(xviii) (Related Project Agreements); (ii) a Member or any of its appointed Board Members are breaching or have breached their duty of good faith and fair dealing with respect to the Deadlock involving a Fundamental Matter (a “Breaching Member”); (iii) the Deadlock involving a Fundamental Matter is (A) causing a material adverse effect on the Company’s ability to produce low-cost ethylene in the most efficient manner for off-take by the Members, while ensuring the highest levels of health, safety, and environmental performance, or (B) materially frustrating the purpose of the Company as contemplated by Section 1.3; and (iv) the parties have not resolved the Deadlock involving a Fundamental Matter within thirty (30) days after receiving the recommendation from the Independent Expert, then, if all of the foregoing conditions in clauses (i)-(iv) are satisfied, a “Fundamental Deadlock” shall be deemed to have occurred, and the provisions of Section 7.6 shall apply.

ARTICLE VI

THE PROJECT

Section 6.1                                   Related Project Agreements.  On the date of this Agreement (or such other date that is mutually agreeable to each of Axiall and Lotte), the Company, the Members, and their Affiliates shall enter into the Contribution Agreements, the Call Option Agreement, and agreements contemplated thereby. Thereafter and prior to Substantial Completion, the Company, the Members, and their Affiliates shall enter into such other Related Project Agreements as are reasonably necessary for the operation of the Business, the Facility, the Derivatives Plant, and the Deepwater Dock, on such terms and conditions as are reasonably acceptable to each of Axiall and Lotte.

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Section 6.2                                   Significant Capacity Expansion.

(a)                                 Mutual Right to Expand.  Prior to the fifth (5th) anniversary of the date of Substantial Completion, either Axiall or Lotte shall have the right to request that the Company cause an expansion of the Facility, to among other things, increase the production capacity of the Facility by giving written notice to the Board of Members and the other Member.  To the extent that Axiall and Lotte mutually agree, in their sole and absolute discretion, upon the terms, conditions, and scope of such expansion, and only to such extent, the Company shall undertake the expansion of the Facility in accordance with such terms, conditions, and scope.

(b)                                 Significant Capacity Expansion.

(i)                                     At any time after the fifth (5th) anniversary of the date of Substantial Completion, Axiall shall have the one-time right to cause the Company to expand the Facility to increase the Rated Capacity of the Facility to up to approximately 1.4 million metric tons per annum (a “Significant Capacity Expansion”), including the right to identify and call Capital Contributions required for such Significant Capacity Expansion.  A Significant Capacity Expansion shall not require the approval of any other Member.

(ii)                                  If Axiall desires to exercise its Significant Capacity Expansion right, it shall provide written notice of the Significant Capacity Expansion to the Board of Members and the other Members (the “SCE Notice”), which notice shall include: (A) a description of the Significant Capacity Expansion, including the anticipated increase in Rated Capacity of the Facility, (B) the anticipated time period for completing the Significant Capacity Expansion, (C) an estimate of the cost of the Significant Capacity Expansion, and (D) a copy of the front end engineering design study performed by a qualified and internationally recognized engineering firm with respect to the Significant Capacity Expansion, each of which items in (A)-(D) shall be provided at Axiall’s sole cost and expense; provided, however, Axiall shall be entitled to be subsequently reimbursed by the other Members for such costs to the extent of each Member’s proportionate commitment to funding the Significant Capacity Expansion as exercised below and to the extent such costs were reasonably incurred and disclosed to such Member prior to its commitment to fund. Such reimbursement by a Member shall be due to Axiall within five (5) Business Days after such Member’s election to participate in the funding of the Significant Capacity Expansion, and shall be non-refundable except as provided in Section 6.2(b)(iii) below. Following submission of the SCE Notice, the Axiall Board Members shall have the sole power and authority to cause the Company to effect the noticed Significant Capacity Expansion, including the ability to authorize and approve all actions and decisions affecting the Company with respect to such Significant Capacity Expansion.  Prior to delivery of their commitment, the other Members shall have the option, but not the obligation to, make Additional Capital Contributions in accordance with Section 2.2 to fund all or a portion of the their proportionate share (determined in accordance with Section 2.2) of the full third party amount of the costs and expenses of the Significant Capacity Expansion. To exercise such option, the other Members must irrevocably agree in writing (subject to Section 6.2(b)(iii) with respect to Lotte only) to contribute an amount of their choosing up to or less than their proportionate share of such Additional Capital

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Contributions, which contractual commitment shall be delivered no later than forty-five (45) days after receipt of Axiall’s SCE Notice (the “Commitment Deadline”) and thereafter shall be promptly memorialized in form and substance reasonably acceptable to the Axiall Board Members (provided that a commitment substantially in the form of the Contribution Agreement shall be deemed to be acceptable). In the event that there are more than two Members and to the extent any single Member does not timely elect for its full proportionate share, the Axiall Board Members shall offer such unsubscribed proportion to each fully-electing Member and Axiall pro-rata in accordance with their respective Percentage Interests, and such fully-electing Members and Axiall shall have fifteen (15) days from such offer to irrevocably agree in writing to contribute all or a portion of such additional amount. Failure to timely exercise such option shall be deemed to be an election by a Member not make such Additional Capital Contributions and shall irrevocably constitute a waiver thereof. Promptly after the Commitment Deadline, the Axiall Board Members shall give the Members written notice of each Member’s election, if any, to make such Additional Capital Contributions in connection with a Significant Capacity Expansion. Prior to the Company commencing a Significant Capacity Expansion, Axiall shall irrevocably agree in writing to make all of the Additional Capital Contributions required for the full third party amount of the costs and expenses of such Significant Capacity Expansion (including any in excess of its proportionate share) less any Additional Capital Contributions committed therefor in writing by the other Members. Upon the reasonable request of Axiall, the other Members shall cooperate with and provide assistance to the Company in connection with a Significant Capacity Expansion.

(iii)                               After Lotte elects to participate in funding the Significant Capacity Expansion pursuant to Section 6.2(b)(ii), Lotte shall have the one-time right to terminate all but not less than all of such commitment for any or no reason by giving written notice to the Board of Members and Axiall no later than the earlier of (A) forty-five (45) days after the Commitment Deadline, and (B) that date that the engineering, procurement, and construction contract for the Significant Capacity Expansion is ready for execution. If Lotte timely terminates such commitment, Axiall shall repay to Lotte any cash payments previously paid by Lotte to Axiall or third parties in connection with the Significant Capacity Expansion, provided such payments to Lotte shall only be due by Axiall if and when the Company enters the engineering, procurement, and construction contract for the Significant Capacity Expansion.

(iv)                              For the avoidance of doubt, to the extent any provision of this Agreement, including Sections 5.4(a) and 5.4(b), conflicts with or overlaps with this Section 6.2(b) or grants approval rights or authority over any action or matter related to a Significant Capacity Expansion to any Person other than Axiall or the Axiall Board Members, this Section 6.2(b) shall control and the Axiall Board Members shall have the sole authority to direct the Company and to authorize and approve all actions and decisions of the Company with respect to any Significant Capacity Expansion and any actions or matters related thereto, provided, however, in no event shall the Axiall Board Members be permitted to cause the Company or any of its Subsidiaries to (A) incur any indebtedness for borrowed money or any guarantee of any indebtedness for borrowed money, in each case if the amount of such item exceeds the applicable monetary threshold set forth in Section

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5.4(a)(vi) or Section 5.4(b)(viii) or (B) unilaterally take any action subject to a Reserved Provision. Upon substantial completion of the Significant Capacity Expansion (as determined in accordance with the engineering, procurement, and construction contract for the Significant Capacity Expansion), the sole authority of the Axiall Board Members as contemplated by this Section 6.2(b) shall terminate and such authority shall revert to the Board of Members, including the approval rights set forth in Section 5.4(a) and Section 5.4(b).  In the event Lotte timely elects to make its full proportionate share of the Additional Capital Contributions required for the Significant Capacity Expansion pursuant to Section 6.2(b)(ii) (and such commitment is not terminated pursuant to Section 6.2(b)(iii)), Axiall shall give Lotte a reasonable opportunity to participate and engage in, provide input about, and discuss material aspects of the Significant Capacity Expansion; provided, however, such rights shall not limit the control or authority of the Axiall Board Members with respect to a Significant Capacity Expansion.

(c)                                  Revaluation. In the event Lotte does not timely elect to make Additional Capital Contributions equal to its Percentage Interest of the total Additional Capital Contributions required to fund the full third party amount of the costs and expenses of the Significant Capacity Expansion pursuant to Section 6.2(b)(ii) (determined as of the Commitment Deadline and prior to the Significant Capacity Expansion), either Axiall or Lotte (the “Initiating Member”) may elect to have the Company revalued on a pre-Significant Capacity Expansion basis in accordance with provisions of this Section 6.3(c) (a “Revaluation”) by giving written notice to the Company and the other Members (a “Revaluation Notice”).

(i)                                     The Revaluation Notice must be delivered to the Company and the other Members within sixty (60) days after the Commitment Deadline, provided such period may be extended by a vote of the non-Initiating Members for an additional ten (10) days. If requested in writing by Axiall or Lotte prior to the Commitment Deadline, the Company shall promptly provide the following information to both Axiall and Lotte for use in evaluating whether to submit a Revaluation Notice: (A) the most recent annual, quarterly, and monthly financial statements of the Company, and (B) such other financial information of the Company that is readily available through its accounting and tax reporting systems in the ordinary course of business without customization of its reporting systems. Failure by Axiall or Lotte to timely elect for a Revaluation shall be deemed an irrevocable waiver of such right. The Revaluation Notice shall include the (i) Initiating Member’s proposed fair market value of the Company, and (ii) in reasonable detail, the basis for such value. Delivery of the Revaluation Notice by the Initiating Member shall irrevocably commence the Revaluation process, and the Initiating Member may not unilaterally terminate the Revaluation process without the prior written consent of the other Members holding a majority of the Percentage Interests excluding the Initiating Member.

(ii)                                  Within sixty (60) days of the Company’s receipt of the Revaluation Notice, Lotte or Axiall, as applicable (the “Responding Member”), shall either deliver a written and irrevocable acceptance of the Initiating Member’s value of the Company or a statement setting forth such Responding Member’s proposed value of the Company and, in reasonable detail, the basis for such value (a “Revaluation Dispute Notice”). If the Responding Member fails to respond to the Initiating Member within such sixty (60) day

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

period, the Responding Member shall be deemed to have irrevocably accepted the Initiating Member’s proposed value of the Company.  If the Responding Member timely delivers a Revaluation Dispute Notice, Axiall and Lotte shall have a period of thirty (30) days after the Initiating Member’s receipt of the Revaluation Dispute Notice to negotiate in good faith over the value of the Company.  If Axiall and Lotte are unable to agree on a value of the Company during such period, Axiall and Lotte shall promptly engage a mutually agreeable independent “Big Four” accounting firm (the “Revaluation Appraiser”) within thirty (30) days.  If Axiall and Lotte are unable to agree on the Revaluation Appraiser within such thirty (30) day period, either party may submit the selection of the Revaluation Appraiser to the dispute resolution procedures set forth in Section 12.15.

(iii)                               No later than thirty (30) days after the engagement of the Revaluation Appraiser, each of Axiall and Lotte shall prepare written materials for submission to the Revaluation Appraiser, which materials shall include each party’s proposed value of the Company, the basis for such value in reasonable detail, and the proposed methodology or basis for determining the value of the Company. Each of Axiall and Lotte shall deliver copies of such written materials to the other party for review prior to the expiration of such thirty (30) day period, and each party shall have the opportunity to review and discuss such materials with the other party and revise its own materials for a period of ten (10) days beginning once both parties have received the other party’s materials. Upon expiration of such ten (10) day period, each of Axiall and Lotte shall submit their written valuation materials, including their proposed valuation of the Company (which, for the avoidance of doubt, may different than the value set forth in the Revaluation Notice or Revaluation Dispute Notice), to the Revaluation Appraiser and the other party. To the extent Axiall and Lotte mutually agree upon a proposed methodology or basis for determining the fair market value of the Company (in addition to those provided in Section 6.2(c)(iv)), Axiall and Lotte may also deliver such mutually agreeable methodology or basis to the Revaluation Appraiser at such time in a writing signed by Axiall and Lotte.

(iv)                              Upon receipt of such written valuation materials, the Revaluation Appraiser shall determine the fair market value of the Company on a pre-Significant Capacity Expansion basis in accordance with the following parameters no later than forty-five (45) days after receipt of such written valuation materials:

(A)                               The value of the Company will reflect that the Company owns and operates an ethylene production facility for the purpose of producing low-cost ethylene in the most efficient manner for off-take by the Members, and is not operated to generate cash flow for distribution to its Members.

(B)                               The value of the Company shall be determined on cash-free, debt-free basis without any minority or liquidity discount and without any control premium;

(C)                               The value of the Company shall be determined without giving effect to the Significant Capacity Expansion;

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(D)                               Any additional mutually agreeable methodology or basis submitted to the Revaluation Appraiser in a writing signed by both Axiall and Lotte; and

(E)                                To the extent the basis or methodology in written valuation materials submitted individually by a party conflicts with the foregoing parameters, the foregoing parameters shall control and the Revaluation Appraiser shall disregard such basis or methodology.

(v)                                 The Revaluation Appraiser shall review such written materials and any additional information reasonably requested from the parties as necessary or appropriate, and shall deliver its determination of the fair market value within such forty-five (45) day period based upon the parameters set forth above, which value, absent a court’s finding of fraud or manifest error, shall be binding upon the parties (“Revaluation Appraiser Amount”). Axiall and Lotte shall cooperate in good faith with the requests and questions of the Revaluation Appraiser. Axiall and Lotte shall each pay one half of the fees and expenses of the Appraiser.

(vi)                              The value of the Company for the purposes of a Revaluation shall be equal to the value determined pursuant to Section 6.2(c)(ii) (whether by agreement or failure to timely submit a Revaluation Notice) or, in the event the Revaluation Appraiser is engaged, the value set forth in either Axiall’s or Lotte’s written valuation materials submitted to the Revaluation Appraiser, whichever value is closest to the Revaluation Appraiser Amount determined by the Revaluation Appraiser (the “Revaluation Amount”). Subject to Section 6.2(c)(vii), the Revaluation shall be deemed to occur when the Revaluation Amount is finally determined pursuant to this Section 6.2(c).

(vii)                           Determination of the Revaluation Amount shall not be required prior to a Member making a Dilutive Contribution to fund the costs and expenses of a Significant Capacity Expansion pursuant to Section 2.2(b)(iii) (a “SCE Dilutive Contribution”). If a SCE Dilutive Contribution is made prior to the determination of the Revaluation Amount (and the Initiating Member has timely elected to trigger a Revaluation), the Percentage Interests of the Members shall be subsequently adjusted upon final determination of the Revaluation Amount as if the Revaluation Amount had been determined as of the first SCE Dilutive Contribution, and thereafter the Revaluation shall be deemed to have occurred upon the date of the first SCE Dilutive Contribution for the purposes of Section 2.2(b)(iv).

Section 6.3                                   Prohibited Uses.

(a)                                 Given that Axiall and Lotte would be unwilling to make their respective Capital Contributions to the Company without the assurances provided in this Section 6.3(a):

(i)                                     Axiall agrees and covenants that it will not use any ethylene produced by the Company for the purpose of producing monoethylene glycol (“MEG”) with assets owned or operated in whole or in part by Axiall or any affiliate or through a tolling arrangement with another party, in each case without the express written consent of Lotte.

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(ii)                                  Lotte agrees and covenants that it will not use any ethylene produced by the Company for the purpose of producing ethylene dichloride (“EDC”) or other chlorinated derivatives with assets owned or operated in whole or in part by Lotte or any affiliate or through a tolling arrangement with another party, in each case without the express written consent of Axiall, provided this shall not prohibit Lotte from selling excess ethylene pursuant to the terms set forth in the Ethylene Off-take Agreement.

(b)                                 Each of Axiall and Lotte acknowledges that a breach of this Section 6.3 by such Member would give rise to irreparable harm to the other Member, for which monetary damages would not be an adequate remedy, and hereby agrees that each such Member shall have an automatically enforceable remedy of specific performance against the other Member, if the other Member uses ethylene produced by the Company for a use prohibited by Section 6.3(a). The obligations in this Section 6.3 shall continue to apply to both Axiall and Lotte until either Member (together with its Permitted Transferees) ceases to hold at least five percent (5%) of the Percentage Interests.

(c)                                  Nothing in this Agreement shall be construed to prevent Lotte’s or Axiall’s use of ethylene purchased, manufactured or received from any a source other than the Company to produce MEG, EDC or other chlorinated derivatives.

Section 6.4                                   Fundamental Default.  The occurrence of any one of the following events constitutes a “Fundamental Default” hereunder by a Member (the “Defaulting Member”):

(a)                                 Default on Development Capital Contributions.  Except as otherwise provided in Lotte’s Contribution Agreement, the Defaulting Member fails to timely make a Development Capital Contribution in accordance with the terms of this Agreement and the applicable Contribution Agreement.

(b)                                 Bankruptcy.  An Event of Bankruptcy occurs with respect to the Defaulting Member.

(c)                                  Dissolution.  In the case of a Defaulting Member that is Person other than an individual, the dissolution or commencement of winding up of the Defaulting Member.

(d)                                 Material Default.  The deliberate and continued failure to perform the material obligations of the Defaulting Member or its Affiliate under this Agreement (other than Section 11.3) or any Related Project Agreement, provided the non-Defaulting Member provides the Defaulting Member with written notice within thirty (30) days after the non-Defaulting Member’s initial knowledge of such failure, and the Defaulting Member fails to cure such failure, to the extent curable, within thirty (30) days after receipt of such notice to the reasonable satisfaction of the non-Defaulting Member.

(e)                                  Prohibited Transfer.  The Defaulting Member purports to Transfer or agrees to Transfer its Interests in violation of this Agreement.

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In addition to other rights and remedies of the non-Defaulting Member hereunder or under the Related Project Agreements, upon an occurrence of a Fundamental Default the provisions of Section 7.6 shall apply.

ARTICLE VII

TRANSFER OF INTERESTS

Section 7.1                                   General.  The Interests of the Members are personal property for all purposes. Notwithstanding the provisions of Section 7.2(a) and 7.5, (i) Axiall’s right to participate as a ROFR Offeree and purchase Offering Interests pursuant to Section 7.5, (ii) Axiall’s right to approve the sale by a Selling Member to a prospective purchaser pursuant to Section 7.5(e), and (iii) the Axiall Board Member approval rights in clauses (ii) and (iii) of Section 7.2(a) shall be suspended as of the Call Termination Date (or thereafter) if, and for as long as, Axiall holds less than thirty-five percent (35%) of the Percentage Interests.

Section 7.2                                   Transfer of Interests.

(a)                                 Permitted Transfers.  No Member shall Transfer (or permit any of its Affiliates to Transfer), any Interest (including economic rights associated therewith) to any Person except for (i) a Transfer of all or part of its Interest to a Person that is an Affiliate of such Member (a “Permitted Transferee”), (ii) a Transfer of all or part of its Interest to another Person that is not an Affiliate of such Member if such Transfer is approved by the Board of Members (including by at least one Axiall Board Member and Lotte Board Member), (iii) a pledge of all or part of its Interest to such Member’s lender, provided the Board of Members (including at least one Axiall Board Member and Lotte Board Member) consent to such Transfer, which consent shall not be unreasonably withheld, conditioned, or delayed, (iv) a Transfer pursuant to the Call Option Agreement, or (v) a Transfer pursuant to Section 7.5 or 7.6.  In the event a Member desires to Transfer such Member’s Interest(s) or any interest therein, such Member shall be responsible for compliance with all conditions of Transfer imposed by this Agreement and under applicable Law, and until the transferee of such Interest(s) is admitted as a Member pursuant to Section 7.3, the transferor Member shall continue to be a Member and to be entitled to exercise any rights or powers of a Member with respect to the Interest(s) so transferred.  For the purposes of this Agreement, (x) a Change of Control of Axiall Parent or Lotte Parent shall not constitute a Transfer, and (y) other than in connection with a Change of Control of Axiall Parent or Lotte Parent, the Transfer of any equity interests or voting rights in Axiall or Lotte or a Subsidiary of Axiall Parent or Lotte Parent, that Controls, directly or indirectly, Axiall or Lotte, shall constitute a Transfer, provided such a Transfer to a Permitted Transferee shall be permitted.

(b)                                 Unwinding Event.  If a Permitted Transferee that holds any Interests and originally qualified as a Permitted Transferee by virtue of being an Affiliate of the relevant transferring Member thereafter ceases to qualify as an Affiliate of the initial transferring Member (an “Unwinding Event”), then the relevant initial transferring Member:  (x) shall forthwith notify the Company of the pending occurrence of such Unwinding Event; and (y) shall take all actions necessary prior to such Unwinding Event to effect a Transfer of all the Interests held by the relevant Permitted Transferee either back to such Member or, pursuant to this

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Section 7.2, to another Person which qualifies as a Permitted Transferee of such initial transferring Member.

(c)                                  Certain Requirements for Transfer or Issuance of Interests.  Any purported Transfer by a Member (or its Affiliate) or issuance by the Company of any Interest in violation of the provisions of this Agreement shall be wholly null and void and shall not affect the Transfer contemplated thereby.  Notwithstanding anything contained to the contrary in this Agreement (i) no Member may Transfer (or permit any of its Affiliates to Transfer) any Interest except as permitted under the U.S. Securities Act of 1933, as amended (the “Federal Act”), any applicable state securities laws (the “State Acts”), or any other applicable Law; provided that no such Transfer may be made in violation of any provision of this Agreement or any applicable Law, (ii) no Transfer of any Interest may be effected to any transferee (including any Affiliate of the transferor) and no new Person may be admitted to the Company unless such Person has executed and delivered to the Company a copy of this Agreement and agreed to be bound by all of the terms and provisions hereof, (iii) no Transfer of any Interest (or economic rights associated therewith) or issuance of any Interests by the Company may be effected if such Transfer or issuance would (A) cause a dissolution of the Company under the Act, (B) cause the Company or any Subsidiary to be required to register as an investment company under the Investment Company Act of 1940, as amended, (C) cause the Company to lose its status as a partnership for federal income tax purposes, (D) cause a termination of the Company for federal income tax purposes, or (E) cause the assets of the Company to be deemed “Plan Assets” as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company, and (iv) no Member may Transfer any Interest and the Company may not issue any Interests to a Prohibited Transferee without Axiall’s prior written consent.

(d)                                 Effect on Related Project Agreements.  Unless otherwise agreed by the parties, no Transfer of any Interest shall effect the rights and obligations of the parties under the Related Project Agreements.

(e)                                  Prohibition on Certain Member Indebtedness. Notwithstanding anything to the contrary in this Agreement, without the unanimous written approval of all of the Members, (i) no Member, its Affiliate, nor any Board Member designated by such Member, whether or not in connection with a pledge of Interests permitted under Section 7.2(a)(iii), shall authorize, create or purport to create a Lien on any of the assets or properties of the Company in favor of such Member’s (or its Affiliates’) lender, and (ii) prior to the Call Termination Date, the Company shall not incur any indebtedness for borrower money or guarantee of indebtedness. Each Member shall cause its Affiliates to strictly comply with the prohibitions in this Section 7.2(e).

Section 7.3                                   Admission of a Transferee as Member.  A transferee of an Interest, including a Permitted Transferee, desiring to be admitted as a Member must execute a counterpart of, or an agreement adopting, this Agreement and enter into an ethylene off-take agreement with the Company, in substantially the form of the Ethylene Offtake Agreement executed by Lotte and Axiall.  Upon admission of a transferee (whether a Permitted Transferee or otherwise) as a Member, the transferee (a “Substitute Member”) shall have, to the extent of the Interest transferred, the rights and powers and shall be subject to the restrictions and liabilities of a

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Member under this Agreement and the Act, but shall not have, for the avoidance of doubt, any specific right that is expressly given to a particular Member and not to the Members generally (e.g., the Axiall Reserved Matters and Lotte’s and Axiall’s rights to nominate and appoint the Board Members) unless otherwise approved in writing by all of the Members; provided, however, the specific rights of Axiall or Lotte shall transfer to and inure to the benefit of a Permitted Transferee of Axiall or Lotte without duplication, but in no event shall such transfer of rights expand the rights currently provided to Axiall and Lotte hereunder.  For the avoidance of doubt, such transferee shall also be liable, to the extent of the Interest transferred, for the unfulfilled obligations, if any, of the transferor Member to make Capital Contributions.  Subject to Section 8.2, once a Member has transferred all of its Interest to one or more transferees who are admitted as Substitute Members pursuant to the foregoing, such transferor shall cease to be a Member and be deemed to have withdrawn from the Company.

Section 7.4                                   Distributions and Allocations With Respect to Transferred Interests.  If any Interest is Transferred during any Fiscal Year in compliance with the provisions of this Article VII, then (i) Profits, Losses, and all other items attributable to the Interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code § 706(d), using any conventions permitted by the Code and selected by the Board of Members; (ii) all distributions on or before the date of such transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee; and (iii) the transferee shall succeed to and assume the Capital Account, Percentage Interest and Capital Contribution obligation amounts, and other similar items of the transferor to the extent related to the Transferred Interest.  Solely for purposes of making the allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which the Company receives notice of such Transfer.  If the Company does not receive a notice stating the date the Interest was transferred and such other information as the Company may reasonably require within thirty days after the end of the Fiscal Year during which the Transfer occurs, then all of such items shall be allocated, and all distributions shall be made to the Person, who, according to the books and records of the Company on this last day of the Fiscal Year during which the transfer occurs, was the owner of the Interest.  Neither the Company, any member of the Board of Members, the Officers nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 7.4, whether or not any such Person has knowledge of any Transfer of ownership of any Interest.

Section 7.5                                   Rights of First Refusal.

(a)                                 Notice of Offer.  No Member shall be permitted to Transfer any Interests pursuant to this Section 7.5 prior to the fifth (5th) anniversary of the date of Substantial Completion other than pursuant to Section 7.2(a)(i)-(iii).  Following such fifth (5th) anniversary, in the event that any Member desires to Transfer any of its Interests to a third-party, each other Member shall cause the Officers and other members of management appointed by such Member to take such actions as may be reasonably requested by the Member desiring to Transfer its Interests at such transferring Member’s expense, and shall otherwise cooperate in good faith with such Member in connection with such Transfer, including participating, and causing its Affiliates, Officers and other members of management appointed by such Member to participate in any marketing or similar activities, as reasonably requested by the Transferring Member.  Except as provided for

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

and in accordance with Sections 7.2, 7.6 or 7.7, if at any time following the fifth (5th) anniversary of the date of Substantial Completion, any Member (such Member being hereinafter referred to as the “Selling Member”) receives a bona fide written offer from any Person (other than a Prohibited Transferee) to purchase such Interests(the “Offered Interests”), such Selling Member shall promptly deliver to the Board of Members and the other Members (each other Member, a “ROFR Offeree”) a written notice (“Offer Notice”) containing the following information:

(i)                                     The name and address of the prospective purchaser of the Offered Interests;

(ii)                                  The amount of Offered Interests that the Selling Member desires to Transfer;

(iii)                               The price being offered to the Selling Member and, in reasonable detail, the terms of payment and any other material terms and conditions of such offer; and

(iv)                              The proposed closing date for the transaction, which shall be subject to the time frames set forth in Section 7.5(d).

(b)                                 Allocation of Offered Interests.  For a period of thirty (30) days after the giving of the Offer Notice by the Selling Member (the “ROFR Exercise Period”), each ROFR Offeree shall then have the option, but not the obligation, to purchase all, but not less than all, of the Offered Interests, at the price and upon the terms and conditions set forth in the Offer Notice by providing written notice to the Board of Members and the Selling Member within the ROFR Exercise Period.  A failure by any ROFR Offeree to give written notice of exercise to the Selling Member within the ROFR Exercise Period shall be deemed a rejection by such ROFR Offeree of its option to purchase any Offered Interests.  If the ROFR Offerees elect to purchase an aggregate of more than all of the Offered Interests, the Offered Interests shall be allocated among each electing ROFR Offeree on a pro rata basis in accordance with its respective Percentage Interests at the time of the election as compared to the Percentage Interests of the other electing ROFR Offerees.

(c)                                  Non-Cash Consideration for Offered Interests.  Unless otherwise agreed by the Selling Member and the ROFR Offerees, if any consideration to be received by a Selling Member from a prospective purchaser of its Offered Interests consists of property or services other than cash, such non-cash consideration shall be excluded from the Offer Notice and shall be disregarded for the purposes of determining the terms and conditions offered by the prospective purchaser of the Offered Interest.

(d)                                 Closings.  Any purchase and sale of the Offered Interests to the ROFR Offerees shall be held at the principal office of the Company on a date designated by the purchasing purchasers as promptly as practicable following the expiration of the ROFR Exercise Period, which date in no event shall be later than sixty days (60) days following the expiration of the ROFR Exercise Period, or such later date as may be necessary to obtain any required regulatory or third-party approvals, but in no event later than one hundred eighty (180) days following the expiration of the ROFR Exercise Period.  If there is more than one purchaser of the Offered

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Interests being sold to a purchaser, the Selling Member may require that all purchases close concurrently on the same date.  At the closing of any sale and purchase pursuant to this Section 7.5, the Selling Members shall deliver to the participating purchasers certificates (if any) representing the Offered Interests to be sold, free and clear of any Liens (other than those contained in this Agreement), accompanied by evidence of transfer and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefor from such purchasers by wire transfer of immediately available funds.  Each participating purchaser and the Selling Member shall cooperate in the obtaining of all governmental and third-party approvals and consents reasonably necessary or desirable to consummate the Transfer of the Offered Interest pursuant to this Section 7.5(d) and shall execute and deliver such additional documents as are otherwise reasonably necessary or appropriate to consummate the transactions contemplated hereby.

(e)                                  Right to Transfer.  If the ROFR Offerees do not elect to purchase all of the Offered Interests that a Selling Member desires to sell or fail to make an election within the ROFR Exercise Period, the Selling Member shall have the right to Transfer all the Offered Interests covered by the bona fide offer to the prospective purchaser named in the Offer Notice for a period (the “Option Period”) of one hundred sixty days (160) days from expiration of the ROFR Exercise Period or such later date as may be necessary to obtain any required regulatory or third-party approvals, but in no event later than one hundred eighty (180) days following the expiration of the ROFR Exercise Period) at a price which is not less than the price stated in the Offer Notice, on other terms and conditions no more favorable in the aggregate to such prospective purchaser than those specified in the Offer Notice and subject to compliance with the requirements of Section 7.2(c); provided, however, each Member holding more than forty percent (40%) of the Percentage Interests (other than the Selling Member) must consent to the sale to such prospective purchaser, which consent shall not be unreasonably withheld, conditioned, or delayed.  In the event that the Selling Member does not sell or otherwise dispose of such Offered Interests within the Option Period, the right of first refusal provided for in this Section 7.5 shall continue to be applicable to any subsequent disposition of such Offered Interests.

Section 7.6                                   Fundamental Deadlock or Fundamental Default.

(a)                                 Exercise Notice. In the event of a Fundamental Deadlock or Fundamental Default, the non-Breaching Member or non-Defaulting Member, as applicable, (the “Buyer”) shall have the option, but not the obligation, to purchase all, but not less than all, of the Interests of the Breaching Member or Defaulting Member, as applicable (the “Seller”), by giving written notice of such election (the “Exercise Notice”) to the Seller no later than ninety days (90) after the occurrence of a Fundamental Deadlock or, in the case of Fundamental Default, after the Buyer would be entitled to send notice that a Fundamental Default has occurred.  The Exercise Notice shall include (i) the Buyer’s proposed purchase price for Seller’s Interests, (ii) a certification that the Buyer has determined in good faith that a Fundamental Deadlock or Fundamental Default has occurred, and (iii) in reasonable detail, the basis for such determination.  Notwithstanding the foregoing, the Buyer shall not be entitled to exercise the rights hereunder with respect to a Fundamental Deadlock until the third (3rd) anniversary of the date of Substantial Completion.

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

(b)                                 Disagreement on the Purchase Price.  Within fifteen (15) days of the Seller’s receipt of the Exercise Notice, the Seller shall either deliver a written and irrevocable acceptance of the Buyer’s proposed purchase price or a statement setting forth Seller’s disagreement with such purchase price and the Seller’s proposed purchase price for its Interest (a “Value Dispute Notice”).  If the Seller fails to respond to the Buyer within such fifteen (15) day period, the Seller shall be deemed to have irrevocably accepted the Buyer’s proposed purchase price.  If the Seller timely delivers a Value Dispute Notice, the Buyer and Seller shall have a period of fifteen (15) days after the Buyer’s receipt of the Value Dispute Notice to negotiate in good faith over the purchase price for Seller’s Interests.  If the Buyer and Seller are unable to agree on a purchase price during such period, the Buyer and Seller shall promptly engage a mutually agreeable independent and internationally recognized appraiser with experience in valuing businesses similar to that of the Company (the “Appraiser”).  If the Buyer and Seller are unable to agree on the Appraiser within fifteen (15) days, each party shall select an independent and internationally recognized appraiser, which appraisers shall in turn promptly select the Appraiser.

(c)                                  Appraisal.  Promptly upon engagement of the Appraiser, the Company shall provide the Appraiser with a copy of this Agreement, the Exercise Notice, the Value Dispute Notice, and any information reasonably requested by the Appraiser as necessary or appropriate to determine the fair market value of all Seller’s Interests without any discount or premium for liquidity or control (“Fair Market Value”) based upon the proceeds the Seller would receive pursuant to Section 3.1 (after giving effect to all applicable provisions of this Agreement, but after liquidating all reserves then existing and without establishing any additional reserves) if all of the property then held by the Company were sold at fair market value and all liabilities and obligations of the Company (excluding contingent liabilities) were satisfied from the proceeds from such sales price and any remaining proceeds were distributed to the Members in accordance with Section 3.1. The Appraiser shall review such statements and information, and within thirty (30) days of its engagement, shall deliver its determination of Fair Market Value, which absent a court’s finding of fraud or manifest error, shall be binding upon the parties.  The Buyer and Seller shall each pay one half of the fees and expenses of the Appraiser.

(d)                                 Purchase Price.  The purchase price for Seller’s Interests under this Section 7.6 (the “Purchase Price”) shall be equal to the purchase price determined pursuant to Section 7.6(b) (whether by agreement or failure to timely submit a Value Dispute Notice) or, in the event the Appraiser is engaged, the value set forth in either the Exercise Notice or the Value Dispute Notice, whichever is closest to the Fair Market Value determined by the Appraiser (the “Finally Determined Amount”); provided, however if a Fundamental Default gave rise to the Buyer’s right to purchase Seller’s Interests under this Section 7.6, then the Purchase Price shall be equal to ninety percent (90%) of the Finally Determined Amount. If at any time after the Call Termination Date Axiall is the Buyer and Axiall holds less than thirty-five percent (35%) of the Percentage Interests, the ninety percent (90%) discount on the Finally Determined Amount shall not apply. The Buyer and Seller agree that if there is a Fundamental Default, the non-Defaulting Member will suffer damages as a consequence of such default and the amount of such damages may be difficult to ascertain; thus, if a Purchase Price is subject to the foregoing discount, the Buyer and Seller hereby agree that the amount of the difference between the Purchase Price and the Fair Market Value of the Defaulting Member’s Interests will be regarded for all purposes between them as liquidated damages and not as a penalty. If the non-Defaulting Member elects

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

to purchase the Defaulting Member’s Interests upon a Fundamental Default, the exercise of such right shall constitute the non-Defaulting Member’s sole and exclusive remedy with respect to such Fundamental Default in lieu of all other remedies available hereunder, at law or at equity.

(e)                                  Closing.  The closing of the Buyer’s purchase of the Seller’s Interests (the “Call Right Closing”) will be completed at the principal office of the Company on the date which is thirty (30) days after the determination of the Purchase Price pursuant to Section 7.6(b) or 7.6(c) (whether by agreement, failure to timely submit a Value Dispute Notice, or appraisal), or such later date as may be necessary to obtain any required regulatory or third-party approvals, but in no event later than two hundred seventy (270) days following the determination of the Purchase Price pursuant to Section 7.6(b) or (c).  At the Call Right Closing, (i) the Buyer shall pay the Purchase Price in the manner specified in Section 7.6(f), (ii) the Seller shall deliver certificates (if any) representing the Interests to be sold, free and clear of any Liens (other than those contained in this Agreement), accompanied by evidence of transfer and all necessary transfer taxes paid and stamps affixed, (iii) the Seller shall represent in writing to the Buyer that such Interests are owned of record and beneficially by such Seller, free and clear of all Liens (other than those contained in this Agreement), (iv) Seller shall cause its appointed Board Members to resign effective immediately after the Call Right Closing, (v) each party shall execute and deliver a mutual release with respect to all claims arising under this Agreement prior to such date, in a form reasonably acceptable to the parties, and (vi) each party shall, and shall cause its Affiliates, to execute and deliver any amendments to the Related Project Agreements required pursuant to their terms.  The Buyer and Seller shall cooperate in the obtaining of all governmental and third-party approvals and consents reasonably necessary or desirable to consummate the Transfer of the Seller’s Interest pursuant to this Section 7.6(e) and shall execute and deliver such additional documents as are otherwise reasonably necessary or appropriate to consummate the transactions contemplated hereby.

(f)                                   Payment of Purchase Price.  The Purchase Price shall be paid at the Call Right Closing by cash in immediately available funds.

(g)                                  Satisfaction of Indebtedness.  If the Seller owes money to or is owed money by the Company or the Buyer as of immediately prior to Call Right Closing, it shall be handled as follows:

(i)                                     If the Seller owes money to the Company or the Buyer, then the Purchase Price will be reduced by the amount of the unpaid principal and accrued but unpaid interest of such indebtedness, and if owed to the Company, such amount will be paid by the Buyer to the Company;

(ii)                                  If the Buyer owes money to the Seller, then the Purchase Price will be increased by the amount of the unpaid principal and accrued but unpaid interest of such indebtedness; and

(iii)                               If the Company owes money to the Seller, then the Company shall pay the amount of the unpaid principal and accrued but unpaid interest of such indebtedness to the Seller at the Call Right Closing.

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

(h)                                 Liens against Seller’s Interests.  If the Interests of the Seller are not free of all Liens (other than those contained in this Agreement) at the Call Right Closing, the Buyer may, without prejudice to any other rights that it may have, purchase the Interests of the Seller subject to such Liens.  In that event, at the Call Right Closing, the Buyer will assume all obligations and liabilities with respect to such Liens and the amount to be paid to the Seller will be reduced by the maximum amount secured by the assumed Liens.

(i)                                     Seller Default.  If the Seller does not deliver at the Call Right Closing the documents required to be delivered by it pursuant to this Agreement, the Buyer may, if not in default under this Agreement, without prejudice to any other rights that it may have, either

(i)                                     by notice to the Seller, cancel the purchase and sale and elect to dissolve the Company in accordance with Section 9.1, or

(ii)                                  pay the amount payable to the Seller to an account for the credit of the Seller at the Company’s bank.

(j)                                    Further Assurances.  From and after the date of such payment (or if there is no amount owed to the Seller, then from and after the Call Right Closing at which the purchasing Member tenders all documents that it is required to tender at Call Right Closing), all rights, both at law and in equity, in and to the Seller’s Interests will be deemed to have been assigned to and vested in the Buyer and the Seller will have no further rights therein.  Furthermore, the Buyer will thereafter have the right to execute and deliver, on behalf of and in the name of the Seller, such deeds, assignments, transfers, resignations, releases or other documents that may be necessary or desirable to complete the purchase of the Seller’s Interests.  Each of the Buyer and Seller hereby irrevocably appoints the other as its lawful attorney-in-fact and agent for such matters.  Such appointment is coupled with an interest will not be revoked by the dissolution, winding-up, bankruptcy or insolvency of the Seller and each Member hereby ratifies and confirms all that the Buyer may lawfully do or cause to be done by virtue of the provisions of this Section 7.6(i).

(k)                                 Buyer Default.  If the Buyer does not deliver the Purchase Price at the Call Right Closing, then the sole and exclusive remedy of the Seller shall be to cancel the purchase and sale, and upon such cancellation, the Buyer shall forfeit its rights under this Section 7.6 with respect to such Fundamental Deadlock or Fundamental Default (but not with respect to a subsequent Fundamental Deadlock or Fundamental Default).

Section 7.7                                   Option to Include Real Estate in Call Right Closing.

(a)                                 Exercise.  If Axiall is the Seller pursuant to Section 7.6, it shall have the option, but not the obligation, to cause the Buyer to purchase all of Axiall’s and its Affiliates interest in the Real Property (“Real Property Interests”). To exercise such Option, Axiall shall give written notice to the Buyer of such election within fifteen (15) days of its receipt of the Exercise Notice, along with its proposed purchase price for the Real Property Interests. Thereafter, the Buyer and Axiall shall have a period of fifteen (15) days after the Buyer’s receipt of such election by Axiall to negotiate in good faith over the purchase price for the Real Property Interests.

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

(b)                                 Purchase Price.  If the Buyer and Axiall are unable to agree on a purchase price during such fifteen (15) day period, the Buyer and Axiall shall promptly engage a mutually agreeable independent and locally recognized appraiser with experience in valuing real estate similar to that of the Real Property Interests (the “Real Property Appraiser”). If the Buyer and Axiall are unable to agree on the Real Property Appraiser within fifteen (15) days, each party shall select an independent and locally recognized appraiser, which appraisers shall in turn promptly select the Real Property Appraiser.

(c)                                  Appraisal.  Promptly upon engagement of the Real Property Appraiser, Axiall and the Buyer shall provide the Real Property Appraiser with a copy of this Agreement, each party’s proposed purchase price for the Real Property Interests (the “Proposed Price”), and any information reasonably requested by the Real Property Appraiser as necessary or appropriate to determine the fair market value of the Real Property Interests. The Real Property Appraiser shall review such information and such other information publically available to the Real Property Appraiser, and within thirty (30) days of its engagement, shall deliver its determination of fair market value of the Real Property Interests (excluding any discount for Liens, other than Permitted Real Property Liens, that are required to be discharged at or before the Call Right Closing), which absent a court’s finding of fraud or manifest error, shall be binding upon the parties. Axiall and the Buyer shall each pay one half of the fees and expenses of the Real Estate Appraiser. The purchase price for the Real Property Interests shall be equal to the amount determined by Axiall and the Buyer pursuant to Section 7.7(b) or, if the Real Property Appraiser is engaged, one of the party’s Proposed Price, whichever is closest to the fair market value of the Real Property Interests determined by the Real Property Appraiser (the “Real Property Purchase Price”).

(d)                                 Closing.  If Axiall exercises its option to sell the Real Property Interests, the closing of the purchase and sale of the Real Property Interests shall be completed simultaneously with the Call Right Closing. At such closing, (i) the Buyer shall pay the Real Property Purchase Price by cash in immediately available funds, as adjusted for any prorations described below in Section 7.7(e), and (ii) Axiall shall, or shall cause the applicable Affiliates of Axiall to, deliver a special warranty deed for the Real Property Interests, free and clear of all Liens other than the Permitted Real Property Liens, together with payment of all transfer taxes thereon. The Buyer and Seller shall execute and deliver such additional documents as are otherwise reasonably necessary or appropriate to consummate the transactions contemplated hereby. Axiall shall not be responsible for obtaining any title insurance or survey for the Real Property Interests on the Buyer’s behalf or any costs thereof, provided, Axiall shall cooperate with the Buyer as reasonably requested in connection with such process.

(e)                                  Prorations.  The following items shall prorated between the Buyer and Axiall as of midnight immediately preceding the closing date for the Real Property Interests and treated as adjustments to the Real Property Purchase Price: all assessments, including special assessments, applicable to the Real Property Interests (whether or not due and payable), all real estate taxes, all cross-easement road and/or infrastructure assessments, and all utilities. If taxes for the year in which the sale is closed are not available as of such closing date, such taxes shall be prorated on the basis of taxes assessed in the previous year, with a subsequent cash adjustment of the

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

proration to be made between Axiall and the Buyer, if necessary, when actual tax figures are available.

ARTICLE VIII

CESSATION OF MEMBERSHIP

Section 8.1                                   When Membership Ceases.  A Member is not entitled to withdraw voluntarily.  A Person who is a Member shall cease to be a Member only upon the Transfer as permitted under this Agreement of the Member’s entire Interest.

Section 8.2                                   Consequences of Cessation of Membership.  In the event a Person ceases to be a Member as provided in Section 8.1 above, the Person (or the Person’s successor in interest) shall continue to be liable for all obligations of such Person as of the date such Person ceased to be a Member.

ARTICLE IX

DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

Section 9.1                                   Events of Dissolution.  The Company shall be dissolved and its affairs wound up only upon the occurrence of any of the following events:

(a)                                 The unanimous determination of all of the Members to dissolve the Company;

(b)                                 The occurrence of an Event of Bankruptcy of the Company;

(c)                                  At the election of a non-Defaulting Member, upon the occurrence of a Fundamental Default;

(d)                                 The sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all the assets of the Company;

(e)                                  At the election of the Buyer pursuant to Section 7.6(i); or

(f)                                   Upon termination of this Agreement pursuant to Section 9.9.

Section 9.2                                   Effectiveness of Dissolution.  Dissolution of the Company shall be effective on the day on which the event described in Section 9.1 occurs, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed as provided in Section 9.3 and the Certificate of Formation shall have been cancelled as provided in Section 9.4.

Section 9.3                                   Liquidation.  If the Company is dissolved pursuant to Section 9.1, the Company shall be liquidated and its business and affairs wound up in accordance with the Delaware Act and the following provisions:

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(a)                                 Liquidator.  The Board of Members, or an independent third party appointed by the Board of Members, shall act as liquidator to wind up the Company (the “Liquidator”).  The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(b)                                 Accounting.  As promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(c)                                  Distribution of Proceeds.  The Liquidator shall liquidate the assets of the Company and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of Applicable Law:

(i)                                     First, to the payment of all of the Company’s debts and liabilities to its creditors (including Members, if applicable) and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);

(ii)                                  Second, to the establishment of and additions to reserves that are determined by the Liquidator to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Company; and

(iii)                               Third, to the Members in accordance Section 3.1.

Section 9.4                                   Cancellation of Certificate.  Upon completion of the distribution of the assets of the Company as provided in Section 9.3(c) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate of Formation in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

Section 9.5                                   Survival of Rights, Duties and Obligations.  Dissolution, liquidation, winding up or termination of the Company for any reason shall not release any party from any damages, losses, or claims that at the time of such dissolution, liquidation, winding up or termination already had accrued to any other party or thereafter may accrue in respect of any act or omission prior to such dissolution, liquidation, winding up or termination.  For the avoidance of doubt, none of the foregoing shall replace, diminish or otherwise adversely affect any Covered Party’s right to indemnification pursuant to Section 5.10.

Section 9.6                                   Recourse for Claims.  Each Member shall look solely to the assets of the Company for all distributions with respect to the Company, such Member’s Capital Account, and such Member’s share of Profits and Losses and other items of income, gain, loss and deduction, and shall have no recourse therefor (upon dissolution or otherwise) against the Liquidator or any other Member.

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Section 9.7                                   No Deficit Restoration Obligations.  No Member shall have any obligation to restore a negative balance in such Member’s Capital Account.

Section 9.8                                   Waiver of Judicial Dissolution.  The Members hereby expressly waive the right to seek judicial dissolution of the Company under § 18-802 of the Act.

Section 9.9                                   Termination Prior to Board Approval.  Notwithstanding anything herein to the contrary, prior to the receipt of Board Approval, either Axiall or Lotte may terminate this Agreement by providing the other party with a written notice of termination. Upon such termination, neither Axiall nor Lotte shall have any further rights or obligations hereunder other than any obligations accruing prior to such termination or any obligations which expressly survive termination of this Agreement. Termination of this Agreement shall not preclude either Axiall or Lotte from pursuing all rights and remedies it may have hereunder at Law or in equity with respect to a breach of this Agreement nor prejudice either party’s right to obtain performance of any obligation. The provisions of this Section 9.9, Section 11.2, Section 11.3, and Article XII shall expressly survive termination of this Agreement.

ARTICLE X

FINANCIAL AND TAX INFORMATION

Section 10.1                            Financial Statements.  The Company shall furnish to each Member the following reports:

(a)                                 Annual Financial Statements.  As soon as available, and in any event within 45 days after the end of each Fiscal Year, audited consolidated balance sheets of the Company as at the end of each such Fiscal Year and audited consolidated statements of income, cash flows and Members’ equity for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year, accompanied by the certification of independent certified public accountants of recognized national standing selected by the Board of Members, certifying to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, applied on a basis consistent with prior years, and fairly present in all material respects the financial condition of the Company as of the dates thereof and the results of their operations and changes in their cash flows and Members’ equity for the periods covered thereby. As soon as available after the end of the final month of each fiscal year, the Company shall deliver to the Members preliminary versions of the aforementioned financials (but in no event later than 7 days after the end of the final month of the fiscal year).

(b)                                 Quarterly Financial Statements.  As soon as available, and in any event within 25 days after the end of each quarterly accounting period in each Fiscal Year (including the last fiscal quarter of the Fiscal Year), unaudited consolidated balance sheets of the Company as at the end of each such fiscal quarter and for the current Fiscal Year to date and unaudited consolidated statements of income, cash flows and Members’ equity for such fiscal quarter and for the current Fiscal Year to date, in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal quarter, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

the absence of notes thereto), and certified by the VP of Finance.  As soon as available after the end of the final month of each quarter, the Company shall deliver to the Members preliminary versions of the aforementioned financials (but in no event later than 7 days after the end of the final month of each quarter).

(c)                                  Monthly Financial Statements.  As soon as available, and in any event within 5 days after the end of each monthly accounting period in each fiscal quarter (including the last month of the fiscal quarter), unaudited consolidated balance sheets of the Company as at the end of each such monthly period and for the current Fiscal Year to date and unaudited consolidated statements of income, cash flows and Members’ equity for each such monthly period and for the current Fiscal Year to date, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto).

Section 10.2                            Inspection Rights.  Upon reasonable notice from a Member, the Company shall afford each Member holding more than five percent (5%) of the Percentage Interests (and Axiall for so long as it is a Member at any time prior to the Call Termination Date) and its Representatives access during normal business hours to (a) the Company’s properties, offices, plants and other facilities; (b) the corporate, financial and similar records, reports and documents of the Company, including, without limitation, all books and records, minutes of proceedings, internal management documents, reports of operations, reports of adverse developments, copies of any management letters and communications with Members, and to permit each Member and its Representatives to examine such documents and make copies thereof; and (c) any Officers, senior employees and public accountants of the Company, and to afford each Member and its Representatives the opportunity to discuss and advise on the affairs, finances and accounts of the Company with such Officers, senior employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Member and its Representatives such affairs, finances and accounts), provided, however, without the written consent of the Board of Members, no Member may exercise such rights more than two (2) times during any twelve (12) month period other than in the event of extraordinary facts and circumstances of a Member, including regulatory reviews or investigations, which would require additional access.

Section 10.3                            Income Tax Status.  It is the intent of this Company and the Members that this Company shall be treated as a partnership for U.S., federal, state and local income tax purposes.  Neither the Company nor any Member shall make an election for the Company to be classified as other than a partnership pursuant to Treasury Regulations Section 301.7701-3.

Section 10.4                            Tax Matters Member.

(a)                                 Appointment.  The Members hereby appoint Axiall as the “Tax Matters Member” who shall serve as the “tax matters partner” (as such term is defined in Code Section 6231) for the Company.  For any year that the Company meets the definition of a small partnership in Code Section 6231(a)(1)(B)(i), the Tax Matters Member shall elect to apply the TEFRA audit rules of Code Sections 6221 through 6234.

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

(b)                                 Tax Examinations and Audits.  The Tax Matters Member is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by Taxing Authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith.  The Tax Matters Member shall promptly notify the Members if any tax return of the Company is audited or if any adjustments are proposed by any Taxing Authorities, and shall take such action as is necessary to cause each other Member to become a notice partner within the meaning of Section 6231(a)(8) of the Code.  Without the consent of the other Members, the Tax Matters Member shall not extend the statute of limitations, file a request for administrative adjustment, file suit relating to any Company tax refund or deficiency or enter into any settlement agreement relating to items of income, gain, loss or deduction of the Company with any Taxing Authorities.

(c)                                  Income Tax Elections.  The Tax Matters Member will make an election under Section 754 of the Code, if requested in writing by another Member.  Except as otherwise provided herein, all determinations as to tax elections and accounting principles shall be made solely by the Tax Matters Member; provided, that any determination that would benefit the Tax Matters Member to the detriment of another Member shall require the consent of the other Member.

(d)                                 Tax Returns and Tax Deficiencies.  Each Member agrees that such Member shall not treat any Company item inconsistently on such Member’s federal, state, foreign or other income tax return with the treatment of the item on the Company’s return.

(e)                                  Replacement.  The Tax Matters Member shall continue to serve until replaced by the Board of Members.

Section 10.5                            Tax Returns.  At the expense of the Company, the Board of Members (or any Officer that it may designate) shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company own property or do business.  The Board of Members shall provide the Members, for their review and comment, copies of all tax returns prior to the filing thereof.  As soon as reasonably possible after the end of each Fiscal Year, the Board of Members or designated Officer will cause to be delivered to each Person who was a Member at any time during such Fiscal Year, IRS Schedule K-1 to Form 1065 and such other information with respect to the Company as may be necessary for the preparation of such Person’s federal, state and local income tax returns for such Fiscal Year.

Section 10.6                            Company Funds.  All funds of the Company shall be deposited in its name, or in such name as may be designated by the Board of Members, in such checking, savings or other accounts, or held in its name in the form of such other investments as shall be designated by the Board of Members.  The funds of the Company shall not be commingled with the funds of any other Person.  All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such Officer or Officers as the Board of Members may designate.

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

ARTICLE XI

ADDITIONAL COVENANTS AND AGREEMENTS

Section 11.1                            Representations and Warranties.  Each Member, severally and not jointly, hereby represents and warrants to the Company, and each other Member that on the date hereof (or on the initial date when such Member becomes a party hereto, as applicable):

(a)                                 Authority.  This Agreement has been duly authorized, executed and delivered by such Member and, assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)                                 Non-Contravention.  The execution, delivery and performance by such Member of this Agreement and the agreements contemplated hereby and the consummation by such Member of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both:  (i) violate the provisions of any Law, rule or regulation applicable to such Member or his or her properties or assets; (ii) violate any judgment, decree, order or award of any Governmental Body or arbitrator applicable to such Member or its, his or her properties or assets; or (iii) result in any breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which such Member is a party or by which such Member or his or her properties or assets are bound.

(c)                                  Membership Interest.  Such Member owns its membership interests in the Company free and clear of all Liens (other than those contained in or permitted by this Agreement).

(d)                                 Restricted Securities.  Such Member (i) understands that no public market now exists for the Interests and there is no assurance that a public market will ever exist for the Interest and (ii) understands that the Interests may not be sold, Transferred, or otherwise disposed of without registration under the Federal Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Interests or an available exemption from registration under the Federal Act, the Interests must be held indefinitely.

(e)                                  Information.  The true and correct name, address and taxpayer identification number of such Member is listed on the attached Appendix B, Schedule of Members.

Section 11.2                            Confidentiality.

(a)                                 Confidential Information.  Each Member acknowledges that during the term of this Agreement, it will have access to and become acquainted with trade secrets, proprietary information and confidential information belonging to the Company, any Member and their respective Affiliates that are not generally known to the public, including, but not limited to,

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

(x) information concerning business plans, financial statements and other information provided pursuant to this Agreement, operating practices and methods, expansion plans, strategic plans, marketing plans, contracts, customer lists or other business documents that the Company treats as confidential, in any format whatsoever (including oral, written, electronic or any other form or medium) and (y) information which is subject to confidentiality obligations of the Company (collectively, “Confidential Information”).  In addition, each Member acknowledges that:  (i) the Company has invested, and continues to invest, substantial time, expense and specialized knowledge in developing its Confidential Information; (ii) the Confidential Information provides the Company with a competitive advantage over others in the marketplace; and (iii) the Company would be irreparably harmed if the Confidential Information were disclosed to competitors or made available to the public.  Without limiting the applicability of any other agreement to which any Member is subject, no Member shall, directly or indirectly, disclose or use (other than solely for the purposes of such Member monitoring and analyzing its investment in the Company) at any time, including, without limitation, use for personal, commercial or proprietary advantage or profit, either during its association with the Company or thereafter, any Confidential Information of which such Member is or becomes aware.  Each Member in possession of Confidential Information shall take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss and theft.

(b)                                 Permitted Disclosures.  Nothing contained in Section 11.2(a) shall prevent any Member from disclosing Confidential Information:  (i) upon the order of any Governmental Body; (ii) upon the request or demand of any Governmental Body having jurisdiction over such Member; (iii) to the extent required by Law or requested pursuant to subpoena, interrogatories or other discovery requests; (iv) to the extent necessary in connection with the exercise of any remedy hereunder; (v) to the other Member; (vi) to such Member’s Representatives and Affiliates who, in the reasonable judgment of such Member, need to know such Confidential Information and agree to be bound by the provisions of this Section 11.2 as if a Member; (vii) to any potential transferee of Interests in connection with a proposed Transfer Interests from such Member, as long as such transferee agrees to be bound by the provisions of this Section 11.2 as if a Member; or (viii) to the extent approved in advance by the Board of Members; provided, that in the case of clause (i), (ii) or (iii) other than in connection with reporting requirements under the Securities Act or Exchange Act, such Member shall notify the Company of the proposed disclosure reasonably in advance of such disclosure (but in no event make any such disclosure before notifying the Company) and use reasonable efforts to ensure that any Confidential Information so disclosed is accorded confidential treatment satisfactory to the Company, when and if available.

(c)                                  Certain Exceptions.  The restrictions of Section 11.2(a) shall not apply to Confidential Information that:  (i) is or becomes generally available to the public other than as a result of a disclosure by a Member in violation of this Agreement; (ii) is or has been independently developed or conceived by such Member without use of Confidential Information; or (iii) becomes available to such Member or any of its Representatives on a non-confidential basis from a source other than the Company, the other Member or any of their respective Representatives, provided, that such source is not known by the receiving Member to be bound by a confidentiality agreement regarding the Company.

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

(d)                                 Survival.  The obligations of each Member under this Section 11.2 shall survive (i) the termination, dissolution, liquidation and winding up of the Company, (ii) the withdrawal of such Member from the Company, (iii) such Member’s Transfer of its Membership Interests, and (iv) the termination of this Agreement.

Section 11.3                            Non-Solicitation.

(a)                                 Agreement regarding Non-Solicitation.  Each Member covenants and agrees that, for so long as it is a Member and for a period of twelve (12) months immediately thereafter, it shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) encourage any person who is or was, at any time during the immediately preceding one hundred eighty (180) day period, an employee of the Company (other than an employee appointed by or seconded from such Member or any of its Affiliates) or a Restricted Member to leave such employment or hire any such person, except pursuant to a general solicitation that is not directed specifically to any such person, or (ii) encourage any vendor, customer, consultant, distributor, independent contractor or supplier of the Company or a Restricted Member to cease doing business with or reduce the amount of business it does with the Company or such Restricted Member or to terminate or modify its contractual relationship with the Company or such Restricted Member.  “Restricted Member” means a Person that, as of the moment in question, is a current Member or was a Member within the twelve (12) months immediately preceding such moment.

(b)                                 Remedies.  If a Member, former Member, or the Company (the “Breaching Party”) breaches, or threatens to commit a breach of, any of the provisions of Section 11.3(a), then the Member, former Member, or Company aggrieved by such breach (the “Non-Breaching Party”) shall have the following rights and remedies, each of which rights and remedies shall be independent of others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to such Non-Breaching Party under law or in equity:  (i) the right and remedy to have such provision specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to the Non-Breaching Party and that money damages may not provide an adequate remedy to the Non-Breaching Party; and (ii) the right and remedy to recover from the Breaching Party all monetary damages suffered by the Non-Breaching Party as the result of any acts or omissions constituting a breach of Section 11.3(a).

(c)                                  Certain Acknowledgements.  Each Member and the Company acknowledges that the restrictions contained in this Section 11.3 are reasonable and necessary to protect the legitimate interests of the Members and the Company and constitute a material inducement to the Members and the Company to enter into this Agreement and consummate the transactions contemplated by this Agreement.  In the event that any covenant contained in this Section 11.3 should ever be finally determined to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law.  The covenants contained in this Section 11.3 and each provision hereof are severable and distinct covenants and provisions.  The invalidity or unenforceability of any such

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

ARTICLE XII

MISCELLANEOUS

Section 12.1                            Expenses.  Except as otherwise expressly provided herein or in the Related Project Agreements, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 12.2                            Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, the Company and each Member hereby agrees, at the reasonable request of the Company or any other Member, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 12.3                            Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given:  (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to a Member at its address set forth on Appendix B, Schedule of Members (or at such other address for a Member as shall be specified in a notice given in accordance with this Section 12.3).

Section 12.4                            Headings.  The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

Section 12.5                            Severability.  If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Except as provided in Section 5.10(f), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Section 12.6                            Interpretation.  For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole, and (d) all pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.  Unless the context otherwise requires, references herein:  (x) to Sections and Appendices, and Exhibits refer to the Sections of and Appendices and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.  Any Appendices and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 12.7                            Entire Agreement.  This Agreement, the Contribution Agreement, the Call Option Agreement, and the agreements delivered in connection with this Agreement and with the Contribution Agreement, constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter, including the Prior Agreement, other than (a) any provision of the FEED Study Reimbursement Agreement, dated as of May 28, 2014 (as amended, the “Reimbursement Agreement”), by and between Axiall Parent and Lotte, and (b) any guaranty of Lotte Parent in favor of Axiall Parent with respect to Lotte’s obligations under or arising out of the Reimbursement Agreement, including, without limitation, with respect to any Long-Lead Equipment (as defined therein).

Section 12.8                            Successors and Assigns.  Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 12.9                            No Third-party Beneficiaries.  Except as provided in Sections 5.9 and 5.10, which shall be for the benefit of and enforceable by the Covered Persons and the Affiliate Indemnitors as described therein, this Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 12.10                     Amendment.  No provision of this Agreement may be amended, waived or modified except by an instrument in writing executed by Members holding at least seventy-five percent (75%) of the Percentage Interests; provided, however, (a) if the amendment, waiver or modification of this Agreement would materially and adversely affect a Member in a manner that is disproportionate to the effect on the other Members, the written consent of such

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

disproportionately affected Member shall be required, and (b) prior to the Call Termination Date, Lotte’s and Axiall’s prior written approval shall be required for any amendment, waiver or modification of this Agreement.  Any such written amendment, waiver or modification will be binding upon the Company and each Member.  Notwithstanding the foregoing, amendments to Appendix B, Schedule of Members following any new issuance, redemption, repurchase, adjustment or Transfer of Interests or Percentage Interests in accordance with this Agreement may be made by the Company without the consent of or execution by the Members.

Section 12.11                     Waiver.  Subject to Section 12.10, no waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  For the avoidance of doubt, nothing contained in this Section 12.11 shall diminish any of the explicit and implicit waivers described in this Agreement, including in Section 12.14 hereof.

Section 12.12                     Governing Law.  All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 12.13                     Submission to Jurisdiction.  Subject to Section 12.15, the parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient form.  Service of process, summons, notice or other document by registered mail to the address set forth in Section 12.3 shall be effective service of process for any suit, action or other proceeding brought in any such court.

Section 12.14                     Waiver of Jury Trial.  Each party hereto hereby acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 12.15                     Dispute Resolution.

(a)                                 Generally.  Without limiting the rights of a party under Section 5.12 and Section 7.6, in the event of any legal dispute, controversy or difference arising between the parties out of, in relation to, or in connection with this Agreement, such dispute shall be subject to the dispute resolution procedures of this Section 12.15; provided, that, the foregoing shall not preclude equitable or other judicial relief to enforce the provisions of this Agreement or to preserve the status quo pending resolution of such dispute, controversy or difference.

(b)                                 Negotiations. The parties shall first attempt in good faith to resolve any dispute by negotiation and consultation between themselves. In the event that such dispute is not resolved on an informal basis within ten (10) Business Days after one party provides notice to the other party of such dispute (“Dispute Notice”), either party may, by written notice to the other party (“Escalation to Executive Notice”), refer such dispute to the Member Executives of each party. If the Member Executives cannot resolve any such dispute during the time period ending thirty (30) days after the date of the Escalation to Executive Notice (the last day of such time period, the “Escalation to Mediation Date”), either party may initiate mediation under Section 12.15(c).

(c)                                  Mediation. The parties may, at any time after the Mediation Escalation Date, submit the dispute to any mutually agreed to mediation service for mediation by providing to the mediation service a joint, written request for mediation, setting forth the subject of the dispute and the relief requested. The parties shall cooperate with the mediation service and with one another in selecting a neutral mediator and in scheduling the mediation proceedings. The mediation shall be conducted in the English language at a mutually agreeable location in Seoul, South Korea during normal business hours. The parties covenant that they will use commercially reasonable efforts in participating in the mediation. The parties agree that the mediator’s fees and expenses and the costs incidental to the mediation will be shared equally between the parties. The parties further agree that all offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator and any employees of the mediation service, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation, arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

(d)                                 Litigation as a Final Resort. If the parties cannot resolve for any reason, including, but not limited to, the failure of either party to agree to enter into mediation or agree to any settlement proposed by the mediator, any dispute within sixty (60) days after the Mediation Escalation Date, either party may file suit in a court of competent jurisdiction in accordance with the provisions of Section 12.13.

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Section 12.16                     Equitable Remedies.  Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 12.17                     Attorneys’ Fees.  In the event that any party hereto institutes any legal suit, action or proceeding, including arbitration, against another party in respect of a matter arising out of or relating to this Agreement, the prevailing party in the suit, action or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses and court costs.

Section 12.18                     Remedies Cumulative.  The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise, except to the extent expressly provided otherwise to the contrary herein.

Section 12.19                     Time of the Essence.  Time is of the essence with respect to each and every term and provision of this Agreement; provided if the expiration date of any period or the due date of any obligation or action of the parties required under this Agreement falls upon a day that is not a Business Day, then in such event, the expiration date of such period or the due date of such obligation or action shall be extended until the next Business Day.  The local time at the Facility shall apply for the purposes of determining the date and time of any item or action hereunder.

Section 12.20                     General Statutory Override.  To the extent permitted by Law, the provisions of this Agreement shall govern over all provisions of the Act which would apply but for (and inconsistently with) this Agreement.  For each question (a) with respect to which the Act provides a rule (a “default rule”) but permits a limited liability company’s operating agreement to provide a different rule and (b) which is addressed by this Agreement, the default rule shall not apply to the Company.

Section 12.21                     No Contractual Appraisal Rights.  No Member or Interest in the Company will be entitled to any contractual appraisal rights.

Section 12.22                     No State-Law Partnership.  No provisions of this Agreement shall be deemed or construed to constitute the Company as a partnership (including a limited partnership) or joint venture, or any Member a partner or joint venturer of or with any other Member for any purposes other than federal and state tax purposes.

Section 12.23                     Appendices and Exhibits.  The Appendices and Exhibits to this Agreement, each of which are incorporated by reference, are:

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

APPENDIX A:                 Glossary of Terms

APPENDIX B:                 Schedule of Members

APPENDIX C:                 Regulatory Allocations

APPENDIX D:                 Guiding Principles

EXHIBIT A:                          Form of Closing Certificate

Section 12.24                     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

IN WITNESS WHEREOF, the initial Members and the Company have executed this Amended and Restated Limited Liability Company Agreement of LACC, LLC the day and year indicated on the following execution pages, to be effective as of the date described in Section 1.1(b).

AXIALL:

EAGLE US 2 LLC

By:	/s/ Timothy Mann, Jr.

Name:	Timothy Mann, Jr.

Title:	Secretary

Date:	June 17, 2015

LOTTE:

LOTTE CHEMICAL USA CORPORATION

By:	/s/ Soo Young Huh

Name:	Soo Young Huh

Title:	CEO

Date:	June 17, 2015

COMPANY:

LACC, LLC

By:	/s/ Jinkoo Hwang

Name:	Jinkoo Hwang

Title:	Managing Director

Date:	June 17, 2015

[Signature Page to the Amended and Restated Limited Liability Company Agreement — LACC, LLC]

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

APPENDIX A

TO THE
AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT
OF
LACC, LLC,
a Delaware limited liability company

GLOSSARY OF TERMS

Many of the capitalized words and phrases used in this Agreement are defined below.  Some defined terms used in this Agreement are applicable to only a particular Section of this Agreement or an Appendix and are not listed below, but are defined in the Section or Appendix in which they are used.

“Act” shall mean the Delaware Limited Liability Company Act §18-100 et seq., as in effect in Delaware (or any corresponding provisions of succeeding Law).

“Adjusted Capital Account” means, with respect to any Member or assignee, such Person’s Capital Account (as defined below) as of the end of the relevant Fiscal Year increased by any amounts which such Person is obligated to restore, or is deemed to be obligated to restore pursuant to the next to last sentences of Treasury Regulations § 1.704-2(g)(1) (share of minimum gain) and 1.704-2(i)(5) (share of member nonrecourse debt minimum gain).

“Affiliate” shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person directly or indirectly owning or controlling fifty (50%) percent or more of any class of outstanding equity interests of such Person, (iii) any officer, director, general partner or trustee of such Person, or any Person of which such Person is an officer, director, general partner or trustee, or (iv) any Person who is an officer, director, general partner, trustee or holder of fifty (50%) percent or more of the equity interests of any Person described in clauses (i) through (iii) of this sentence.

“Agreed Value” shall mean with respect to any noncash asset of the Company an amount determined and adjusted in accordance with the following provisions:

(a)                                 The initial Agreed Value of any noncash asset contributed to the capital of the Company by any Member shall be its gross fair market value, as agreed to by the contributing Member and the other Member.

(b)                                 The initial Agreed Value of any noncash asset acquired by the Company other than by contribution by a Member shall be its adjusted basis for federal income tax purposes.

(c)                                  The initial Agreed Values of all the Company’s noncash assets, regardless of how those assets were acquired, shall be reduced by depreciation or amortization, as the case may be, determined in accordance with the rules set forth in Treasury Regulations § 1.704-1(b)(2)(iv)(f) and (g).

(d)                                 The Agreed Values, as reduced by Depreciation pursuant to paragraph (e) of this

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Appendix A-1

definition of “Agreed Value,” of all noncash assets of the Company, regardless of how those assets were acquired, shall be adjusted from time to time to equal their gross fair market values, as unanimously agreed to by the Members in writing, as of the following times:

(i)                                     the acquisition of an Interest or an additional Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; and

(ii)                                  the distribution by the Company of more than a de minimis amount of money or other property as consideration for all or part of an Interest in the Company;

If, upon the occurrence of one of the events described in (i) or (ii) above the Members do not agree in writing on the gross fair market values of the Company’s assets, it shall be deemed that the fair market values of all the Company’s assets equal their respective Agreed Values immediately prior to the occurrence of the event and thus no adjustment to those values shall be made as a result of such event.

(e)                                  The Agreed Values of all properties shall be adjusted by Depreciation taken into account with respect to such properties for purposes of determining Profits and Losses.

“Agreement” shall mean this Amended and Restated Limited Liability Company Agreement as amended from time to time.

“Applicable Contribution Amount” means, with respect to any Member as of any relevant date, (A) if a Revaluation has not occurred pursuant to Section 6.2(c) as of such time, all Capital Contributions made (or deemed made) to the Company by such Member as of such time, including the amount of any Conversion Contribution, Dilutive Contribution, or Additional Capital Contribution at issue, and (B) in the event a Revaluation has occurred pursuant to Section 6.2 as of or prior to such time, the sum of (1) (x) the Revaluation Amount (as determined pursuant to Section 6.2(c)), multiplied by (y) such Member’s Percentage Interest on the date the Revaluation Amount is finally determined in accordance with Section 6.2(c), and (2) all Capital Contributions made (or deemed made) after the occurrence of the Revaluation to the Company by the Members as of such time, including the amount of any Conversion Contribution, Dilutive Contribution, or Additional Capital Contribution at issue. “Axiall Parent” shall mean Axiall Corporation, a Delaware corporation.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York or Seoul, South Korea are authorized or required to close.

“Call Option Agreement” shall mean that certain Call Option Agreement, dated on or about the date of this Agreement, by and between Axiall and Lotte, as amended from time to time.

“Call Termination Date” shall have the meaning set forth in the Call Option Agreement, provided such date shall be extended for the purposes of this Agreement as long as Axiall’s “Call Right” under the Call Option Agreement survives after the Call Termination Date in accordance

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Appendix A-2

with the Call Option Agreement.

“Capital Account” shall mean with respect to each Member or assignee an account maintained and adjusted in accordance with the following provisions:

(a)                                 Each Person’s Capital Account shall be increased by Person’s Capital Contributions, such Person’s distributive share of Profits, any items in the nature of income or gain that are allocated pursuant to the Regulatory Allocations and the amount of any Company liabilities that are assumed by such Person or that are secured by Company property distributed to such Person.

(b)                                 Each Person’s Capital Account shall be decreased by the amount of cash and the Agreed Value of any Company property distributed to such Person pursuant to any provision of this Agreement, such Person’s distributive share of Losses, any items in the nature of loss or deduction that are allocated pursuant to the Regulatory Allocations, and the amount of any liabilities of such Person that are assumed by the Company or that are secured by any property contributed by such Person to the Company.

In the event any Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

In the event the Agreed Values of the Company assets are adjusted pursuant to the definition of Agreed Value contained in this Agreement, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate adjustments as if the Company recognized gain or loss equal to the amount of such aggregate adjustment.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations § 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations.

“Capital Contribution” shall mean with respect to any Member, the amount of money and the initial Agreed Value of any property (other than money) contributed to the Company with respect to the Interest of such Member, including Initial Capital Contributions and any Additional Capital Contributions.

“Certificate of Formation” or “Certificate” shall mean the certificate of formation required to be filed by the Company pursuant to the Act together with any amendments thereto.

“Change of Control” means, at any time with respect to a Person, (i) the stockholders of such Person on the date of this Agreement cease to beneficially own at least 51%, on a fully-diluted basis, of the economic and voting interests in the capital stock of such Person; (ii) a merger of such Person with or into another Person or than an Affiliate as a result of which the equity owners of such Person hold less than a majority of the voting or equity interests of the surviving entity immediately following such merger; (iii) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under Exchange Act), other than the stockholders of such Person on the date of this Agreement, shall have obtained the power, whether or not exercised, to

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Appendix A-3

elect a majority of the members of the Board of Directors (or similar governing body) of such Person; or (iv) a sale of all or substantially all of the assets of such Person.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor federal revenue Law.

“Combined Marginal Rate” shall mean, for any Fiscal Year, the sum of (i) the highest marginal federal income tax rate assessable for such year on the ordinary income of corporate taxpayers and (ii) the highest marginal state income tax rate assessable for such year on the ordinary income of corporate taxpayers residing within the State of New York after giving effect to the federal income tax benefit derived from such state and local taxes based on the rate determined in the preceding clause (ii).

“Company” shall mean the limited liability company formed pursuant to this Agreement.

“Construction Period” shall mean the period starting on the date upon which the Company enters into an engineering, procurement, and construction contract for the construction of the Facility and ending on the date of Substantial Completion.

“Contribution Agreements” means those certain Subscription and Contribution Agreement, each dated on or about the date of this Agreement, by and between the Company and Axiall, and by and between the Company and Lotte, each as amended from time to time.

“Control” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation or other cost recovery deduction allowable with respect to property for such Fiscal Year, except that (A) with respect to any property the Agreed Value of which differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the “remedial method” defined by Treasury Regulation § 1.704-3(d), Depreciation for such Fiscal Year shall be the amount of book basis recovered for such Fiscal Year under the rules prescribed by Treasury Regulation § 1.704-3(d)(2), and (B) with respect to any other property the Agreed Value of which differs from its adjusted tax basis at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Agreed Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of any Property at the beginning of such Fiscal Year is zero, Depreciation with respect to such Property shall be determined with reference to such beginning Agreed Value using any reasonable method selected by the Members.

“Derivatives Plant” shall mean the ethylene derivatives (monoethylene glycol) plant to be constructed and operated by Lotte on a site adjacent to the Facility.

“Derivatives Plant Lease Agreement” shall mean the Lease Agreement for the Derivatives

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Appendix A-4

Plant by and between Axiall and Lotte, in a form and in substance mutually agreeable to the parties thereto.

“Ethylene Off-Take Agreement” shall mean the Ethylene Off-Take Agreement by and among the Company, Lotte, and Axiall, in a form and in substance mutually agreeable to the parties thereto.

“Event of Bankruptcy” shall mean, with respect to any Person, the occurrence any of the events set forth in Section 18-304(1) of the Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the regulations promulgated thereunder, each as amended from time to time.

“Facility Lease Agreement” shall mean the Lease Agreement for the Facility by and between Axiall and the Company, in a form and in substance mutually agreeable to the parties thereto.

“Fiscal Year” shall mean, with respect to the first year of the Company, the period beginning on the date of this Agreement and ending on the next December 31, with respect to subsequent years of the Company, the twelve month period beginning of January 1 and ending on the following December 31, and, with respect to the last year of the Company, the portion of such twelve month period (beginning on the preceding January 1) ending with the date of the final liquidating distributions.

“GAAP” shall mean United States generally accepted accounting principles in effect from time to time.

“Governmental Body” shall mean any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“HSE Requirements” shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of Law, all judicial and administrative orders and determinations, and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

“Interest” shall mean all of the rights and obligations of each Member or its permitted assignee with respect to the Company created under this Agreement or under the Act.

“Law” shall mean all applicable provisions of (a) constitutions, treaties, statutes, laws

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Appendix A-5

(including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Body; (b) any consents or approvals of any Governmental Body; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Body.

“Lien” shall mean any mortgage, pledge, deed of trust, lien, charge, claim, option, equitable interest, security interest, third party right, assignment, hypothecation, encumbrance, or restriction or any other agreement or arrangement that has the same or a similar effect to the granting of security or of any similar right of any kind (including any conditional sale or other title retention agreement) other than any (a) Lien for Taxes not yet due or delinquent or for Taxes being contested in good faith by appropriate proceedings; (b) any Lien arising in the ordinary course of business by operation of applicable Law with respect to a liability or obligation that is not yet due or delinquent or is being contested in good faith by appropriate proceedings; (c) any purchase money Lien arising in the ordinary course of business; (d) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other applicable Laws regarding social security; (e) statutory or common law Liens in favor of carriers, warehousemen, mechanics and materialmen, and statutory or common law Liens to secure claims for labor, materials or supplies with respect to a liability or obligation that is not yet due or delinquent or is being contested in good faith by appropriate proceedings; and (f) any zoning restriction imposed by a Governmental Body.

“LIBOR” as of any date of determination or adjustment, means the London Interbank Offered Rate for a rate period of one month, as published on such date in the “MONEY RATES” column of The Wall Street Journal.  If a range of such rates is so published, “LIBOR” shall be the highest of such rates.  In the event such rate is unavailable, then a comparable reference rate, chosen at the reasonable discretion of the Board of Members, may be used.

“Lotte Parent” shall mean Lotte Chemical Corporation, a company existing under the Laws of the Republic of Korea.

“Majority In Interest” shall mean the approval or written consent of the Members owning more than fifty percent (50%) of the Percentage Interests.

“Members” shall refer collectively to the Persons listed on Appendix B, Schedule of Members as Members and to any other Persons who are admitted to the Company as Members or who become Members under the terms of this Agreement until such Persons have ceased to be Members under the terms of this Agreement.  “Member” means any one of the Members.

“Net Cash” shall mean the gross cash proceeds available to the Company from any source, less the portion thereof used to pay or establish reserves for Company expenses, debt payments, reimbursement of costs, including reimbursement of Company costs and contingencies or to comply with applicable Law, in each case, consistent with the then applicable Business Plan and as determined by the Board of Members.  Net Cash shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances.

“Partially Adjusted Capital Account” means, with respect to any Member for any Fiscal Year or other relevant period, the Capital Account of such Member at the beginning of such Fiscal

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Appendix A-6

Year or other period, adjusted (i) by adding an amount equal to such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain not otherwise required to be taken into account Appendix C, Regulatory Allocations during such Fiscal Year or other period, and (ii) for all contributions and distributions during such Fiscal Year or other period, and all allocations pursuant to Appendix C, Regulatory Allocations with respect to such Fiscal Year or other period, but before giving effect to any allocation of Profits or Losses, or any items of income, gain, loss or deduction for the Fiscal Year or other period under Section 4.1.

“Percentage Interest” shall mean, with respect to each Member, the percentage determined by (i) dividing (x) the Applicable Contribution Amount of such Member as of such time by (y) the Applicable Denominator as of such time, and (ii) increased or decreased, as relevant, by any additional adjustment to Percentage Interests that has occurred pursuant to the final provisos of Sections 2.2(b)(ii) and 2.2(b)(iii) (i.e. by virtue of multiplying the amount of the Dilutive Contribution or Conversion Contribution by 1.5). The initial Percentage Interests of the Members are set forth opposite each Member’s name on Appendix B, Schedule of Members in the column labeled “Percentage Interest.” The Percentage Interests of the Members shall be adjusted from time to time pursuant to this Agreement including to take into account the Additional Capital Contributions, Dilutive Contributions, and Conversion Contributions of the Members.

“Permitted Real Property Liens” means:  (i) all presently existing and future Liens of real estate taxes or assessments for which appropriate reserves have been set aside or which are not yet due and payable; (ii) all Laws; (iii) any immaterial Lien that an accurate survey may show; (iv) any Lien or matter affecting title to the Real Property Interests that the Buyer agrees to waive; and (v) all easements of record which do not interfere with the present use of the Real Property in any material respect, and any other Lien of record which does not adversely affect the marketability or present use of the Real Property in any material respect.

“Person” shall mean any natural person, partnership, trust, estate, association, limited liability company, corporation, custodian, nominee, Governmental Body, or any other entity in its own or any representative capacity.

“Profits and Losses” shall mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code §703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code § 703(a)(l) shall be included in taxable income or loss), with the following adjustments:

(a)                                 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b)                                 Any expenditures of the Company described in Code § 705(a)(2)(B) or treated as Code § 705(a)(2)(B) expenditures pursuant to Treasury Regulations § 1.704–1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c)                                  In the event the Agreed Value of any Company property is adjusted pursuant to the

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Appendix A-7

Treasury Regulations under Code § 704(b), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property for purposes of computing Profits or Losses;

(d)                                 In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

(e)                                  Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Agreed Value of such Property; and

(f)                                   Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Appendix C shall not be taken into account in computing Profit or Loss.

If the Profits or Losses for such Fiscal Year or other period, as adjusted in the manner provided herein, is a positive amount, such amount will be the Profits for such Fiscal Year; and if negative, such amount shall be the Losses for such Fiscal Year or other period.

“Prohibited Transferee” means Westlake Chemical Corporation, a Delaware corporation, its Subsidiaries, and any of their respective Affiliates.

“Rated Capacity” means the capability of the Facility to produce ethylene on a continuous basis, measured in metric tons per annum.

“Real Property” shall mean the real property on which the Facility and the Derivatives Plant is located, as described in the Facility Lease Agreement and the Derivatives Plant Lease Agreement, together with all improvements on such real property, and all reversions, remainders, privileges, easements, rights-of-way, appurtenances, agreements, rights, licenses, tenements and hereditaments appertaining to or otherwise benefiting or used in connection with such real property or the improvements on such real property.

“Regulatory Allocations” shall mean those allocations of items of Company income, gain, loss or deduction set forth on Appendix C, Regulatory Allocations and designed to enable the Company to comply with the alternate test for economic effect prescribed in Treasury Regulations § 1.704-1(b)(2)(ii)(d), and the safe-harbor rules for allocations attributable to nonrecourse liabilities prescribed in Treasury Regulations § 1.704-2.

“Related Party” shall mean (a) with respect to any individual, such individual’s spouse, any descendants (whether natural, adopted or in the process of adoption), any sibling, a spouse of any descendant or sibling, any ancestor, any trust fifty percent (50%) of the beneficial interests of which are owned by such individuals or any of them, and any corporation, association, partnership or limited liability company fifty percent (50%) of the equity interests of which are owned by those above-described individuals or trusts, (b) with respect to any trust, the owners of fifty percent (50%) of the beneficial interests of such trust, and (c) with respect to any corporation, association, partnership or limited liability company, the owners of fifty percent (50%) of the outstanding equity interests in such entity.

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Appendix A-8

“Related Project Agreements” means such agreements that (i) are approved by the Board of Members and each of the Members and (ii) are entered into prior to Substantial Completion by and between the Company and a Member or its Affiliate, in each case with respect to the Business, the Facility, the Derivatives Plant, or other related assets, each case as amended, supplemented or replaced consistent with this Agreement.

“Release” has the meaning set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“Representatives” shall mean, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Reserved Provisions” means:

(a)                                 the following paragraphs of Section 5.4(a): (i); (ii); (viii); (xiii) to (xvi); (xviii); (xix); and (xxi); provided, however, (i) with respect to Section 5.4(a)(xiii), the reference to “encumbering” shall not apply, and (ii) with respect to Section 5.4(a)(xviii), a material change in the regulatory status of the Company or any Subsidiary shall not include the ordinary course process of securing or amending permits or complying with other regulatory requirements in connection with the Significant Capacity Expansion, including any required under applicable HSE Requirements.

(b)                                 the following paragraphs of Section 5.4(b): (xi) to (xiv); and (xvii); and

(c)                                  Section 5.4(b)(xviii), but only if (i) an amendment to a Related Project Agreement that materially and disproportionately impacts the rights or obligations of one Member and its Affiliates over another Member and its Affiliates, or (ii) a new agreement between the Company and any of its Members or their Affiliates is not on terms substantially similar to the Related Project Agreements; provided, however, for the avoidance of doubt, an amendment or new agreement that alters the amount of products or services being provided by a Member to the Company (e.g., increase in the amount of steam, well water, staffing of operational personnel or other necessary services) in each case, essential to safely operate the expanded Facility shall not for that reason alone be considered either substantially dissimilar from the Related Project Agreements or to disproportionately impact the rights or obligations of one Member and its Affiliates over another Member and its Affiliates; and

(d)                                 Section 5.4(a)(v) and Section 5.4(b)(vii) to the extent litigation or a dispute arising from the Significant Capacity Expansion could reasonably be expected to impair a material asset of the Company (or any Subsidiary) that is not part of a Significant Capacity Expansion or could reasonably be expected to result in criminal liability on the part of the Company, and in the former case only Axiall does not agree to fully indemnify the Company and its Members and their Affiliates with respect to any losses resulting from such litigation or dispute.

“Subsidiary” shall mean, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

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Appendix A-9

“Substantial Completion” shall have the meaning set forth in the engineering, procurement and construction contract for the construction of the Facility.

“Target Capital Account” means, with respect to any Member for any Fiscal Year or other relevant period, an amount equal to the hypothetical distribution such Member would receive if all the property of the Company were sold for cash equal to the Agreed Value of such property, all amounts in reserves were released therefrom, all liabilities of the Company were satisfied in cash according to their terms (limited, with respect to each nonrecourse liability, to the asset securing such liability), and the net proceeds of such hypothetical transactions and all other cash available after satisfaction of such liabilities were distributed in full pursuant to Section 3.1.  For purposes of this definition, the assets and liabilities of any Subsidiary of the Company that is disregarded as an entity separate from the Company for federal income tax purposes shall be considered assets and liabilities of the Company.

“Tax Distributions” shall mean the distributions to pay taxes as provided for in Section 3.4.

“Taxing Authority” shall mean any federal, state, local or foreign taxing authority.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other binding arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Interests owned by a Person or any interest (including a beneficial interest) in any Interests owned by a Person.  “Transfer”, when used as a noun, shall have a correlative meaning.

“Treasury Regulations” shall mean the final and temporary Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

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CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Appendix A-10

APPENDIX B

TO THE
AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT
OF
LACC, LLC,
a Delaware limited liability company

SCHEDULE OF MEMBERS

Member Name and Notice Address	Taxpayer ID No.	Initial Capital Contributions	Percentage Interest
Eagle US 2 LLC c/o Axiall Corporation 1000 Abernathy Road NE Suite 1200 Atlanta, GA 30328 Attention: General Counsel Facsimile: (770) 390-9673 With a copy to: Sutherland Asbill & Brennan LLP 999 Peachtree Street NE Atlanta, Georgia 30309 Attention: Joel Hughey, Esq. Facsimile: (404) 853-8806 E-mail: joel.hughey@sutherland.com	46-1269681	$10	10%

Lotte Chemical USA Corporation c/o Lotte Chemical Corporation 51, Lotte Tower 8Th Floor, Boramae-ro 5-gil, Dongjak-gu, Seoul,156-711 Korea Attn: Mr. S.W. Chung Email: csw@lottechem.com With a copy to: Ok Kyun Oh Lotte Chemical Corporation 51, Lotte Tower 8Th Floor, Boramae-ro 5-gil, Dongjak-gu, Seoul,156-711 Korea Facsimile: (822) 835-0443 Email: ccko2@lottechem.com	61-1735683	$90	90%

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Appendix B-1

APPENDIX C

TO THE
AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT
OF
LACC, LLC,
a Delaware limited liability company

REGULATORY ALLOCATIONS

This Appendix contains special rules for the allocation of items of Company income, gain, loss and deduction that override the basic allocations of Profits and Losses in Section 4.1 of the Agreement to the extent necessary to cause the overall allocations of items of Company income, gain, loss and deduction to have substantial economic effect pursuant to Treasury Regulations §1.704-1(b) and shall be interpreted in light of that purpose.  Subsection (a) below contains special technical definitions.  Subsections (b) through (h) contain the Regulatory Allocations themselves.  Subsections (i), (j) and (k) are special rules applicable in applying the Regulatory Allocations.

(a)                                 Definitions Applicable to Regulatory Allocations.  For purposes of the Agreement, the following terms shall have the meanings indicated:

(i)                                     “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year or other period, after giving effect to the following adjustments:

(A) Credit to such Capital Account any amount such Member is obligated to restore pursuant to any provision of the Agreement, is treated as obligated to restore pursuant to Regulation § 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation §§ 1.704 2(g)(1) or 1.704 2(i)(5); and (B) Debit to such Capital Account the items described in Regulation §§ 1.704 1(b)(2)(ii)(d)(4), 1.704 1(b)(2)(ii)(d)(5) and 1.704 1(b)(2)(ii)(d)(6).  The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulation § 1.704 1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(ii)                                  “Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations § 1.704-2(d), and is generally the aggregate gain the Company would realize if it disposed of its property subject to Nonrecourse Liabilities in full satisfaction of each such liability, with such other modifications as provided in Treasury Regulations § 1.704-2(d).  In the case of Nonrecourse Liabilities for which the creditor’s recourse is not limited to particular assets of the Company, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Appendix C-1

Company shall be treated as a single liability and allocated to the Company’s assets using any reasonable basis selected by the Members.

(iii)                               “Member Nonrecourse Deductions” shall mean losses, deductions or Code § 705(a)(2)(B) expenditures attributable to Member Nonrecourse Debt under the general principles applicable to “partner nonrecourse deductions” set forth in Treasury Regulations § 1.704-2(i)(2).

(iv)                              “Member Nonrecourse Debt” means any Company liability with respect to which one or more but not all of the Members or related Persons to one or more but not all of the Members bears the economic risk of loss within the meaning of Treasury Regulations § 1.752-2 as a guarantor, lender or otherwise.

(v)                                 “Member Nonrecourse Debt Minimum Gain” shall mean the minimum gain attributable to Member Nonrecourse Debt as determined pursuant to Treasury Regulations § 1.704-2(i)(3).  In the case of Member Nonrecourse Debt for which the creditor’s recourse against the Company is not limited to particular assets of the Company, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the Company shall be treated as a single liability and allocated to the Company’s assets using any reasonable basis selected by the Members.

(vi)                              “Nonrecourse Deductions” shall mean losses, deductions, or Code § 705(a)(2)(B) expenditures attributable to Nonrecourse Liabilities (see Treasury Regulations § 1.704-2(b)(1)).  The amount of Nonrecourse Deductions for a Fiscal Year shall be determined pursuant to Treasury Regulations § 1.704-2(c), and shall generally equal the net increase, if any, in the amount of Company Minimum Gain for that taxable year, determined generally according to the provisions of Treasury Regulations § 1.704-2(d), reduced (but not below zero) by the aggregate distributions during the year of proceeds of Nonrecourse Liabilities that are allocable to an increase in Company Minimum Gain, with such other modifications as provided in Treasury Regulations § 1.704-2(c).

(vii)                           “Nonrecourse Liability” means any Company liability (or portion thereof) for which no Member bears the economic risk of loss under Treasury Regulations § 1.752-2.

(viii)                        “Regulatory Allocations” shall mean allocations of Nonrecourse Deductions provided in Paragraph (b) below, allocations of Member Nonrecourse Deductions provided in Paragraph (c) below, the minimum gain chargeback provided in Paragraph (d) below, the member nonrecourse debt minimum gain chargeback provided in Paragraph (e) below, the qualified income offset provided in Paragraph (f) below, the gross income allocation provided in Paragraph (g) below, the loss limitation provided in

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Appendix C-2

Paragraph (h), and the curative allocations provided in Paragraph (i) below.

(b)                                 Nonrecourse Deductions.  All Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in accordance with their Percentage Interests.

(c)                                  Member Nonrecourse Deductions.  All Member Nonrecourse Deductions for any Fiscal Year shall be allocated to the Member who bears the economic risk of loss under Treasury Regulations § 1.752-2 with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

(d)                                 Minimum Gain Chargeback.  If there is a net decrease in Company Minimum Gain for a Fiscal Year, each Member shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of such net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations § 1.704-2(g)(2) and the definition of Company Minimum Gain set forth above.  This provision is intended to comply with the minimum gain chargeback requirement in Treasury Regulations § 1.704-2(f) and shall be interpreted consistently therewith.

(e)                                  Member Nonrecourse Debt Minimum Gain Chargeback.  If there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt for any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt as of the beginning of the Fiscal Year, determined in accordance with Treasury Regulations § 1.704-2(i)(5), shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations §§ 1.704-2(i)(4) and (5) and the definition of Member Nonrecourse Debt Minimum Gain set forth above.  This Paragraph is intended to comply with the member nonrecourse debt minimum gain chargeback requirement in Treasury Regulations § 1.704-2(i)(4) and shall be interpreted consistently therewith.

(f)                                   Qualified Income Offset.  In the event any Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation §§ 1.704 1(b)(2)(ii)(d)(4), 1.704 1(b)(2)(ii)(d)(5) or 1.704 1(b)(2)(ii)(d)(6) that creates or increases an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided that an allocation pursuant to this Paragraph (f) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Article IV of the Agreement and this Appendix have been tentatively made as if this paragraph (f) were not in this Agreement.  This paragraph (f)  is intended to comply with the qualified income offset requirement in Treasury Regulation § 1.704 1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(g)                                  Gross Income Allocation.  In the event any Member has a deficit Capital Account balance at the end of a Fiscal Year or other period that is in excess of the sum of (i) the amount (if any) such Member is obligated to restore pursuant to the Agreement, and (ii) the amount (if any)

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Appendix C-3

such member is deemed to be obligated to restore pursuant to the Treasury Regulations, taking into account all other allocations and adjustments under this Agreement (made as if this paragraph (g) were not in this Appendix), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible.

(h)                                 Loss Limitation.  Losses allocated pursuant to Section 4.1 of the Agreement shall not exceed the maximum amount of Losses that can be allocated without causing a Member to have an Adjusted Capital Account Deficit at the end of the Fiscal Year or other period.  If some, but not all, of the Members would have Adjusted Capital Account Deficits because of an allocation of Loss pursuant to Section 4.1, the limitation set forth in the first sentence of this paragraph (h) shall be applied on a Member-by-Member basis, and Losses not allocable as a result of such limitation shall be allocated, subject to such limitation, to the other Members, pro rata in accordance with their Percentage Interests so as to allocate the maximum permissible Losses to each Member under Treasury Regulation § 1.704 1(b)(2)(ii)(d).  Any Losses not allocated pursuant to the preceding sentence shall be allocated to the Members, pro rata in accordance with their Percentage Interests.

(i)                                     Curative Allocations.  When allocating Profits and Losses under Section 4.1, such allocations shall be made so as to offset any prior allocations of gross income under Paragraph (g) above to the greatest extent possible so that overall allocations of Profits and Losses shall be made as if no such allocations of gross income occurred.

(j)                                    Ordering.  The allocations in this Appendix, to the extent they apply, shall be made before the allocations of Profits and Losses under Section 4.1 and in the order in which they appear above.

(k)                                 Code Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code § 734(b) or Code § 743(b) is required, pursuant to Treasury Regulations § 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

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CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Appendix C-4

APPENDIX D

TO THE
AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT
OF
LACC, LLC,
a Delaware limited liability company

GUIDING PRINCIPLES

1.                                      Ensure highest levels of safety, environment, and health performance, meeting required compliance standards and consistent with industry best practice;

2.                                      Steer and govern the Company under the spirit of a true 50:50 partnership;

3.                                      Optimize the interests of the Members through the efficient production of low cost ethylene which includes minimizing feedstock costs and maximizing co-product benefits;

4.                                      Leverage the distinctive capabilities of each Member to enhance and optimize the Company;

5.                                      Minimize governance and organizational complexity in part by limiting the number of committees and developing simple, effective reporting relationships;

6.                                      Establish the Company as self-operational for key functions and empower the Officers to run the Company according to agreed-upon strategy;

7.                                      Manage relationships with regulators, labor and other stakeholders in an integrated way across adjacent facilities, while minimizing exposures of one entity to risks from events in another entity;

8.                                      Allow Axiall to take the lead on issues (such as in dealings with regulators, local community groups or unions) where its broader reputation and set of relationships could be leveraged or impacted;

9.                                      Take advantage of synergies between adjacent facilities where it makes sense; and

10.                               Members to provide services to the Company on a fair and transparent basis based on a full-cost recovery basis.

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Appendix D-1

EXHIBIT A
TO THE
AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT
OF
LACC, LLC,
a Delaware limited liability company

FORM OF CLOSING CERTIFICATE

[  ], 20  ]

THIS CLOSING CERTIFICATE (the “Closing Certificate”) is delivered pursuant to Section 2.2(f) of the Amended and Restated Limited Liability Company Agreement of LACC, dated as of [  ] (as amended, the “LLC Agreement”), by [  ] (the “Member”). Capitalized terms used in this certificate and not otherwise defined shall have the meanings set forth in the LLC Agreement.

In order to induce the Company to accept Additional Capital Contributions from the Member on or about the date hereof, the Member hereby represents, warrants, and certifies to the Company that each of the representations and warranties set forth below is true and correct in all respects as of the date hereof:

(a)                                 Organization and Standing. Member is duly organized or formed, validly existing in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to execute and deliver this Closing Certificate. Member is qualified to do business as a foreign entity and is in good standing in each jurisdiction in which its conduct of business or ownership of property requires it to qualify.

(b)                                 Authority; Enforceability. The execution, delivery, and performance by Member of this Closing Certificate and the consummation by Member of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Member and its board of directors (or similar managing board or member). No other act, consent, approval of authorization or other proceeding on the part of Member or any other Person is or was necessary to authorize the execution, delivery or performance of this Closing Certificate and the consummation by Member of the transactions contemplated hereby. This Closing Certificate has been duly executed and delivered by Member, and this Closing Certificate constitutes the legal, valid and binding obligations of Member, enforceable against Member in accordance with its terms.

(c)                                  No Conflict. The execution, delivery, and performance by Member of this Closing Certificate do not and the consummation by Member of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (i) Member’s articles or certificate of incorporation or by-laws (or similar constitutive documents), (ii) any judgment, order, decree, statute, rule, regulation or other Law applicable to Member or (iii) any contract, agreement or instrument by which Member is bound.  No consent, approval, order or authorization of, or

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

registration, declaration or filing with, any Person, court, administrative agency or other Governmental Body or instrumentality, domestic or foreign, is required by or with respect to Member in connection with the execution, delivery, and performance by Member of this Closing Certificate or the consummation by Member of the transactions contemplated hereby.

(d)                                 Access to and Evaluation of Information Concerning Company; General Solicitation. Member has:

(i)                                     such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of purchasing the Interests, including the risk that Member could lose the entire value of the Interests, and has so evaluated the merits and risks of such purchase;

(ii)                                  been given access to and an opportunity to examine such documents, materials and information concerning Company, including, without limitation, the LLC Agreement and the Related Project Agreements, as Member deems to be necessary or advisable in order to reach an informed decision as to an investment in Company, to the extent that Company possesses such information, has carefully reviewed and understands these materials and has had answered to Member’s full satisfaction any and all questions regarding such information;

(iii)                               made such independent investigation of Company, its management, and related matters as Member deems to be necessary or advisable in connection with the purchase of such Interests, and is able to bear the economic and financial risk of the Interests (including the risk that Member could lose the entire value of the Interests); and

(iv)                              not been offered the Interests by any means of general solicitation or general advertising.

(e)                                  Accredited Investor; No Public Distribution Intent. Member is:

(i)                                     an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”); and

(ii)                                  purchasing the Interests for Member’s own benefit and account for investment only and not with a view to, or for resale in connection with, a public offering or distribution thereof.

(f)                                   OFAC. The amounts contributed by Member to Company are not and will not be not directly or indirectly derived from activities that contravene federal, state or international Laws, including anti-money laundering laws and regulations. To the knowledge of Member, none of (i) Member; (ii) any Person controlling or controlled by Member; or (ii) any Person for whom Member is acting as agent or nominee in connection with this investment is either (A) a Person named on an Office of Foreign Assets Control in the United States Department of the Treasury (“OFAC”) list, or a Person prohibited under any program administered by OFAC, or (B) a Senior Foreign Political Figure, or any immediate family member or close associate of a Senior Foreign

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Political Figure.  Member is not affiliated with a non-U.S. banking institution (a “Foreign Bank”), and Member does receive deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank. For the purposes of this Section 1(f), “Senior Foreign Political Figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. Governmental Body (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation, including any Person that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

IN WITNESS WHEREOF, the undersigned Member has duly executed and delivered this Closing Certificate as of the date first set forth above.

[ ]

By:
Name:
Title:

CONFIDENTIAL TREATMENT REQUESTED BY AXIALL CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.